UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Spectranetics Corporation

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THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2009

The Annual Meeting of the Stockholders of THE SPECTRANETICS CORPORATION (the “Company”) will be held at the Colorado Springs Marriott Hotel located at 5580 Tech Center Drive, Colorado Springs, Colorado on June 10, 2009, at 9:00 a.m. (MDT) for the following purposes:

1. To elect Mr. David Blackburn, Mr. R. John Fletcher and Dr. Craig Walker to the Board of Directors to serve a three-year term until the 2012 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified.

2. To approve the Amended and Restated Certificate of Incorporation increasing the maximum authorized number of directors from eight to nine.

3. To approve The Spectranetics Corporation 2006 Incentive Award Plan (the “2006 Incentive Award Plan”), as amended by the Sixth Amendment thereto (the “Plan Amendment”), which, among other things, increases by 1,400,000 shares the authorized number of shares of our common stock issuable thereunder.

4. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the year ended December 31, 2009.

5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 14, 2009, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. You may also vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and vote your shares in person, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS,

Emile J. Geisenheimer
Chairman of the Board of Directors,
President and Chief Executive Officer

Colorado Springs, Colorado
April 29, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2009
SOLICITATION OF PROXIES
RECORD DATE AND VOTING OF SECURITIES
REVOCATION OF PROXY
FORWARD-LOOKING STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
TRANSACTIONS WITH RELATED PERSONS
BUSINESS EXPERIENCE OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Proposal No. 1)
APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING MAXIMUM AUTHORIZED NUMBER OF DIRECTORS TO NINE (Proposal No. 2)
AMENDMENT TO 2006 INCENTIVE AWARD PLAN (Proposal No. 3)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 4)
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
2008 ANNUAL REPORT TO STOCKHOLDERS
FORM 10-K FOR THE 2008 FISCAL YEAR
OTHER MATTERS
DATE OF RECEIPT OF STOCKHOLDER PROPOSALS
Appendix A
Appendix B

THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2009

PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Colorado Springs Marriott Hotel located at 5580 Tech Center Drive, Colorado Springs, Colorado on June 10, 2009, at 9:00 a.m. (MDT). This Proxy Statement and proxy are being mailed to stockholders on or about May 5, 2009.

The cost of soliciting proxies is being borne by the Company. The Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies by telephone or by oral communication or by other appropriate means. The Company does not currently anticipate hiring a firm to solicit proxies. The Company will pay all costs related to the preparation of this Proxy Statement, including legal fees, printer costs and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2009:

The Proxy Statement and the Company’s 2008 Annual Report are available on the Company’s website at www.spnc.com/proxy.

RECORD DATE AND VOTING OF SECURITIES

Only holders of record of the Company’s common stock (“Common Stock”) outstanding as of the close of business on April 14, 2009, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournments or postponements thereof. As of April 14, 2009 there were 32,173,084 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Meeting, and there is no cumulative voting.

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each matter is tabulated separately. Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the candidates receiving the plurality of votes. Adoption of the other proposals other than proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Adoption of proposal 2 requires the affirmative vote of holders of a majority of all of the outstanding stock entitled to vote at the Meeting. Abstentions are counted in tabulations of the votes cast on all proposals presented to stockholders, thereby effectively counting as votes against such proposals. Broker non-votes are not counted for any purpose in determining whether a proposal has been approved. As a result, broker non-votes will not affect the outcome of any proposal other than proposal 2, and broker non-votes will have the effect of a vote against proposal 2.

If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

Voting By Proxy Card.  Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If no specification is made in a properly executed proxy received by the Company, then the proxy will be voted (i) FOR the election of the three (3) nominees to the Board of Directors listed herein, (ii) FOR the approval of the Amended and Restated Certificate of Incorporation of the Company, (iii) FOR the approval of the Plan Amendment and (iv) FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Voting By Telephone Or Through The Internet.  If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 12:00 p.m., Central Time, on June 9, 2009. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of Common Stock are held in “street name” for your account, you should contact your broker, bank or other nominee to determine if you may vote by telephone or through the Internet.

REVOCATION OF PROXY

A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by attending the Meeting and voting in person. If you receive two or more proxy cards, please vote with respect to each in accordance with the procedures described thereon to ensure that all of the shares are represented. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures set forth in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our periodic reports on Form 10-Q and Form 8-K.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of March 31, 2009, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each of the Company’s directors; (iii) the named executive officers (as defined on page 21 hereof); and (iv) all of the current executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Percentage of Outstanding Shares” is based on 32,173,084 shares of Common Stock outstanding on March 31, 2009.

			Total Shares	Percentage of
	Shares	Right to	Beneficially	Outstanding
Name and Address	Owned (1)	Acquire (2)	Owned	Shares

5% Stockholders
Wells Fargo & Company (3)	3,935,952	—	3,935,952	11.6%
Barclays Global Investors, NA (4)	1,695,005	—	1,695,005	5.0%
Wall Street Associates, LLC (5)	1,689,553	—	1,689,553	5.0%
Directors and Named Executive Officers (6)
Emile J. Geisenheimer	288,196	176,665	464,861	1.4%
David G. Blackburn	14,610	55,902	70,512	*
Anne Melissa Dowling (7)	10,000	—	10,000	*
R. John Fletcher (8)	25,000	120,000	145,000	*
Martin T. Hart	156,500	45,000	201,500	*
William C. Jennings (7)	10,000	—	10,000	*
Joseph M. Ruggio, M.D.	80,500	198,846	279,346	*
Craig M. Walker, M.D. (8)	407,000	15,000	422,000	1.2%
John G. Schulte (9)	77,354	720,000	797,354	2.3%
Guy A. Childs	23,030	205,875	228,905	*
Jonathan W. (Will) McGuire	2,599	196,875	199,474	*
Shahriar Matin	8,422	25,000	33,422	*
Jason D. Hein	63,771	25,624	89,395	*
All current executive officers and Directors as a group (14 persons)	1,089,928	1,074,787	2,164,715	6.4%

*	Less than 1%

(1)	Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Also includes restricted stock awards, whether vested or unvested. Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock options exercisable within 60 days of March 31, 2009.

(3)	Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission on January 21, 2009. Includes shares beneficially owned by Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association, Wells Fargo Investments, LLC, Wachovia Securities, LLC and Wachovia Bank, National Association. The filing noted that Wells Fargo & Company is a parent holding company and claims sole dispositive power for 3,667,752 shares, shared dispositive power for 200 shares and sole voting power for 2,916,645 shares.

(4)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. Includes shares beneficially owned by Barclays Global Investors, NA and Barclays Global Fund Advisors. The filing noted that Barclays claims sole dispositive power for the shares noted above and sole voting power for 1,570,912 shares.

(5)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009. The filing noted that Wall Street Associates, LLC claims sole dispositive power for 1,689,300 shares, shared dispositive power for 253 shares and sole voting power for 945,600 shares.

(6)	The address of each of the directors and the named executive officers listed is c/o The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, CO 80921.

(7)	Shares owned include 10,000 shares of restricted stock granted to Ms. Dowling and Mr. Jennings upon appointment to the Board of Directors in February 2009, pursuant to the Company’s 2006 Incentive Award Plan. These awards vest one year from the date of grant.

(8)	Shares owned include 5,000 shares of restricted stock granted to Mr. Fletcher and Mr. Walker at the June 2008 Annual Meeting of Stockholders, pursuant to the Company’s 2006 Incentive Award Plan. These awards vest one year from the date of grant.

(9)	Information based on the Company’s internal documentation as of the date of Mr. Schulte’s resignation on October 21, 2008. Options to purchase 720,000 shares of the Company’s common stock were fully vested as of the date of his resignation and will expire after one year, on October 21, 2009.

BOARD OF DIRECTORS

The following table lists the members of the Board of Directors of the Company, their ages as of March 31, 2009, their positions with the Company, the year first elected as a director, and the expiration of their current term.

			Director	Term
Name	Age	Positions with the Company	Since	Expires

David G. Blackburn (1)	70	Director	2003	2009
Anne Melissa Dowling	50	Director	2009	2011
R. John Fletcher (1)	63	Director	2002	2009
Emile J. Geisenheimer	61	President, Chief Executive Officer and Chairman of the Board of Directors	1990	2011
Martin T. Hart	73	Director	2002	2010
William C. Jennings	69	Director	2009	2010
Joseph M. Ruggio, M.D.	54	Director	1997	2010
Craig M. Walker, M.D. (1)	55	Director	2004	2009

(1)	Nominated for re-election to the Board for a three-year term.

The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at eight. As discussed in Proposal No. 2, we are seeking shareholder approval to increase the potential size of the Board to nine directors, with the exact size to be determined by resolution of the Board of Directors. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting for the year in which his term expires until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

CORPORATE GOVERNANCE

The Board believes that good corporate governance is paramount to ensure that Spectranetics is managed for the long-term benefit of its stockholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve the Company’s corporate governance policies and practices.

In April 2008, the Board of Directors of the Company adopted Corporate Governance Guidelines (the “Guidelines”) to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders. The Guidelines address such matters as director qualification standards, director independence, selection of new directors, director compensation, Board access to senior management and independent advisors, stock ownership guidelines, limitations on director service on other boards, the annual self-evaluation process and leadership development. A complete copy of the Guidelines is available in the Investor Relations section of the Company’s website at www.spectranetics.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the NASDAQ National Market. The Code of Ethics is posted on our website at www.spectranetics.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. We intend to disclose future amendments to certain provisions of our Code of Ethics, and any waiver of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of the NASDAQ National Market, at the same location on our website.

Director Independence

Our Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by the NASDAQ National Market. In March 2008 the Board determined that all of its directors are independent under these standards except for (i) Mr. Geisenheimer, who serves as President and Chief Executive Officer of the Company; (ii) Dr. Ruggio, who received compensation from the Company in 2007 and 2008 related to the purchase of a patent by the Company from Dr. Ruggio covering an apparatus and method for aspirating intravascular, pulmonary and cardiac obstructions as well as certain ongoing royalties on net sales of products that practice one or more of the inventions covered by the patent; and (iii) Dr. Walker, who received compensation from the Company in 2006, 2007 and 2008 pursuant to a training agreement under which Dr. Walker trains physicians in the use of the Company’s excimer laser technology and provides consulting services in connection with speaker honoraria and directing or moderating Master Summit laser training courses.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any Board committee or any individual Board member. Communications will be directed to our Corporate Secretary, who will be primarily responsible for monitoring communications from stockholders and providing copies of such communications to the directors. Communications should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of Company common stock owned by the stockholder and, if the stockholder is not the record owner of the stock, the name of the record owner. The Corporate Secretary will forward all communications which are not more suitably directed to management to the Board, committee or individual director(s), as appropriate. The Corporate Secretary will log all communications not forwarded to the Board, committee or individuals and will make such log available to the Board. Stockholders who wish to communicate with the Board can write to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921.

Board Committees and Meetings

The Board held seven meetings during 2008. No director attended fewer than 75% of all Board meetings and meetings of any committee on which he served during 2008, except for Dr. Walker, who was absent for two of the seven Board meetings due to unavoidable commitments relating to his interventional cardiology practice. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2008. We typically schedule a Board meeting in conjunction with our Annual Meeting of Stockholders and expect that all of our directors will attend the Annual Meeting, absent a valid reason. All individuals then serving as directors attended our 2008 Meeting.

The Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee.

Audit Committee.  The Audit Committee currently consists of four directors, Mr. Hart, who serves as Chairman, Ms. Dowling and Messrs. Blackburn and Jennings, all of whom are “independent” under the current NASDAQ National Market listing standards and SEC rules regarding audit committee membership. Mr. Geisenheimer resigned from the Audit Committee in October 2008 at the time he was appointed President and Chief Executive Officer of the Company. Ms. Dowling and Mr. Jennings were appointed to the Audit Committee in March 2009.

Pursuant to Section 407 of the Sarbanes Oxley Act, the SEC has adopted rules requiring the Company to disclose whether the Company’s Audit Committee has at least one “audit committee financial expert,” as that term is defined in the SEC’s rules and regulations. The Board has determined that Messrs. Hart and Jennings each qualifies as an audit committee financial expert.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) our accounting and financial reporting process and the audit of our financial statements; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. The Audit Committee is also responsible for preparing the report that is required by Securities and Exchange, or SEC, rules to be included in this Proxy Statement. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures may be found on our website at www.spectranetics.com.

The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee.

The Audit Committee held seven meetings during 2008. The report of the Audit Committee for 2008 is found on page 31 of this Proxy Statement.

The Board has adopted an Audit Committee charter, which is available on our website at www.spectranetics.com.

Compensation Committee. The Compensation Committee currently consists of four directors, Mr. Hart, who serves as Chairman, Ms. Dowling and Messrs. Blackburn and Jennings, all of whom are “independent” under the current NASDAQ National Market listing standards. Messrs. Fletcher and Geisenheimer each resigned from the Compensation Committee in October 2008 and Mr. Hart was appointed to the Compensation Committee at that time. Ms. Dowling and Mr. Jennings were appointed to the Compensation Committee in March 2009.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive and director compensation. The Compensation Committee also participates in the preparation of the Compensation Discussion and Analysis for inclusion in this Proxy Statement and the Company’s Annual Report on Form 10-K and produces a Compensation Committee Report for inclusion in this Proxy Statement, each in accordance with applicable rules and regulations.

In reviewing and setting executive compensation, the Compensation Committee annually reviews a salary survey of similarly sized health care companies and actual salary amounts provided in peer group proxy statements. The Compensation Committee stays informed as to market levels of compensation and, based on evaluations submitted by management and a review of relevant third-party compensation data as described above, sets compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives. As part of the evaluation, the Committee also solicits feedback from other Board members. With respect to the compensation of executive officers, following an annual performance review by our Chief Executive Officer, the Chief Executive Officer assesses the individual performance of each such executive and proposes base salaries for each.

The Compensation Committee makes recommendations to the Board with respect to incentive compensation plans and equity-based plans. In addition, it approves any grants of stock options and other equity awards to the Company’s executive officers, including the Chief Executive Officer, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”). The Compensation Committee also reviews and approves all grants of stock options and other equity awards to the Company’s employees. The Compensation Committee certifies whether performance goals, which are established by the Board of Directors or the Compensation Committee, are met before performance-based compensation is paid to executive officers. The Compensation Committee is also responsible for administering the equity-based plans, including the 2006 Incentive Award Plan.

In 2008, the Compensation Committee engaged Towers Perrin, a human resources consulting firm, to act as the Committee’s consultant on executive and director compensation matters. With regard to executive compensation, Towers Perrin provided general advice regarding the reasonableness of our compensation levels in comparison with those of other similarly situated companies and on the appropriateness of our compensation program structure in supporting our business objectives. In addition, Towers Perrin worked with the Committee to develop a detailed recommendation regarding the cash and equity compensation for the Company’s Chief Executive Officer, who was hired by the Company in October 2008.

The Compensation Committee held 18 meetings during 2008, which includes monthly meetings to review and approve pending stock option grants. The report of the Compensation Committee for 2008 is found on page 20 of this Proxy Statement.

The Compensation Committee has adopted a Compensation Committee charter, which is available on our website at www.spectranetics.com.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of three directors, Mr. Fletcher, who serves as Chairman, and Messrs. Blackburn and Hart, all of whom are “independent” under the current NASDAQ National Market listing standards. The Nominating and Corporate Governance Committee proposes nominees for election to the Board, including any stockholder nominees. The Nominating and Corporate Governance Committee recommended the nominees for election at this Annual Meeting. Other duties and responsibilities include: assessing the size and composition of the Board and its committees; overseeing the annual evaluation of the Board and each committee; and making recommendations to the Board regarding matters such as the Corporate Governance Guidelines, Company’s Certificate of Incorporation and Bylaws and the charters of the Board committees.

The Nominating Committee was formed in April 2004 and held one meeting during 2008.

In April 2008, the Board changed the name of the committee and expanded its duties pursuant to a revised Nominating and Corporate Governance Committee Charter, including a set of comprehensive corporate governance guidelines, which is available on our website at www.spectranetics.com.

Criteria for Director Nominees.  The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and issues relating to the medical device industry. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence from management;

•	depth of understanding of the medical device industry, manufacturing, sales and marketing, finance and/or other elements directly relevant to Spectranetics business;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee has in the past used and may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election. On February 13, 2009, the Nominating and Corporate Governance Committee recommended the appointment of Ms. Dowling and Mr. Jennings to the Board of Directors to fill two vacancies on the Board.

Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares of Spectranetics. Candidates recommended by stockholders will be evaluated in the same manner as any other candidate. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating and Corporate Governance Committee, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. A stockholder recommendation must contain the following information:

•	documentation supporting that the writer is a stockholder of Spectranetics and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to Spectranetics business;

•	the number of shares of Spectranetics common stock beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Spectranetics, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Any stockholder that desires to recommend a candidate for nomination to the Board who would be considered for election at the Annual Meeting of Stockholders in 2010 is strongly encouraged to do so no later than the date that proposals meeting the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are due. See “Date of Receipt of Stockholder Proposals.”

Compliance Committee.  The Compliance Committee held two meeting following its formation in September 2008 and consists of two directors, Dr. Ruggio, who serves as Chairman, and Mr. Blackburn. The Compliance Committee was responsible for drafting a job description and identifying suitable candidates for a Chief Compliance Officer, which was completed through the appointment of Elaine C. Messa as Interim Chief Compliance Officer in January 2009. Further, the Compliance Committee, with the assistance of the Interim Chief Compliance Officer and others, will perform periodic reviews of the Company’s regulatory and commercial compliance policies and procedures and will provide ongoing oversight of these policies and procedures to ensure compliance with relevant laws and regulations.

Compensation Committee Interlocks and Insider Participation

In 2008, Messrs. Blackburn, Fletcher, Geisenheimer and Hart served as members of the Compensation Committee. Mr. Hart was appointed to the Compensation Committee in October 2008 following the resignation of Messrs. Geisenheimer and Fletcher from the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries, except for Mr. Geisenheimer, who was appointed President and Chief Executive Officer of the Company in October 2008 and who served as acting president and chief executive officer from May 2002 to January 2003. During the last fiscal year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the Board of Directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Board of Directors adopted a written policy and procedures for the review, approval or ratification of “Related Party Transactions.” For purposes of the policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. In 2008, the Company did not enter into any transactions with a Related Party that required review, approval or ratification under this policy.

The policy defines “Related Party” as:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or is in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under the policy, the Audit Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, and either approves or disapproves the Related Party Transaction. A Related Party Transaction may be consummated and continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. If advance Audit Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Committee at the Committee’s next regularly scheduled meeting; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul the transaction. No director may participate in the approval of a Related Party Transaction for which he or she is a Related Party. The Audit Committee has reviewed and pre-approved certain types of Related Party Transactions, which are deemed approved or ratified, as applicable, under the policy, including the following:

•	Compensation:

•	to an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K; or

•	to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Company’s Board of Directors for approval, by the Executive Compensation Committee.

•	Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises only:

•	from the Related Party’s position as a director of another corporation or organization that is a party to the transaction;

•	from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction;

•	from both such positions and ownership described above; or

•	from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

•	Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

BUSINESS EXPERIENCE OF DIRECTORS

Emile J. Geisenheimer has served as a Director of the Company since April 1990 and was appointed Chairman of the Board in June 1996. He was appointed President and Chief Executive Officer in October 2008 following the resignation of John G. Schulte as President and Chief Executive Officer and as a director of the Company. He also previously served as Acting President and Chief Executive Officer of the Company from May 2002 through January 2003. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995. Prior to joining Nazem and Company, Mr. Geisenheimer served in a number of senior executive positions with North American Philips Corporation (now Philips Electronics), including as President and CEO of Philips Electronic Instruments, Inc. and as a top marketing executive of Philips Medical Systems Inc. Mr. Geisenheimer received an MBA from the Wharton School of the University of Pennsylvania and a B.S., cum laude in Economics, from Louisiana State University.

David G. Blackburn has served on the Board of Directors since December 2003. Mr. Blackburn is currently a principal with TRG Health Care Solutions, a firm specializing in the development of joint venture opportunities including heart hospitals and diagnostic centers. From January 2001 to January 2003, he was a consultant with the same firm, formerly known as TRG Cardiovascular. From 1995 to 2001, Mr. Blackburn was president of Arkansas Heart Hospital, an investor-owned hospital specializing in the diagnosis and treatment of heart disease. Prior to that, he served as a senior executive of several hospitals.

Anne Melissa Dowling has served on the Board of Directors since February 2009. Ms. Dowling was most recently the Senior Vice President for Strategy of the US Insurance Group at MassMutual Financial Group (MMFG) during 2006 and 2007. In this role she determined the strategy for the insurance businesses (individual life, institutional insurance, disability income, long term healthcare, structured settlements), identifying new markets for MassMutual to pursue, new businesses to enter and disposition of non-strategic businesses. From 1996 to 2006, she built the Large Corporate Markets Division which served professional groups, employers, and high net worth individuals and families with executive benefit program design, balance sheet management, benefit funding and advanced estate planning tools. Ms. Dowling is a Chartered Financial Analyst (CFA), graduated from Columbia University School of Business with an MBA in Finance, and from Amherst College with a dual degree in Fine Arts and French. She has served as a trustee of Amherst College, University of Connecticut Foundation, and numerous other community organizations.

R. John Fletcher has served on the Board of Directors since March 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization, which he founded in 1983, and Managing Director of Fletcher Spaght Ventures, a venture fund. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from the Wharton School, University of Pennsylvania and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology Company developing orally-administered pharmaceutical products, Axcelis Technologies, a public semiconductor equipment Company, and Panacos Pharmaceuticals Inc., a public biotechnology Company focused on therapeutic solutions for infectious disease.

Martin T. Hart has served on the Board of Directors since December 2002. He has been a private investor for the past 35 years, during which time he served as an executive officer or board member of many of the companies in which he invested. Prior to that he was a managing partner of Main LaFrentz & Company, an international accounting firm that was eventually merged with KPMG LLP. Mr. Hart has served on the boards of many public companies. He currently serves on the boards of several public companies, including MassMutual Corporate Investors, an investment Company, and MassMutual Participation Investors, an investment Company; and is a board member for ValueClick, Inc., an internet media Company, and Texas Roadhouse, Inc, a restaurant Company.

William C. Jennings has served on the Board of Directors since February 2009. Mr. Jennings retired in 1999 from PricewaterhouseCoopers, one of the largest accounting firms in the world, where he served over 28 years, including two separate periods covering 21 years as a senior audit partner serving several of the firm’s largest accounts and seven years developing and leading a risk management and internal control consulting practice. From 1985 to 1991, Mr. Jennings also held a senior administrative executive position at Shearson Lehman Brothers and served as chief financial officer at Bankers Trust Company. Mr. Jennings graduated with a Bachelor of Science degree from the University of Akron and also holds a Master of Business Administration from the University of Florida. He also serves on the boards of Silgan Holdings Inc., a leading manufacturer of consumer goods packaging products and Axcelis Technologies, Inc., a leading provider of equipment and service for the semiconductor equipment industry.

Joseph M. Ruggio, M.D. has served as a director of the Company since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management Company, which was founded in February 1996. Prior to that, Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc. Since 2002, Dr. Ruggio has served on the board of directors of Monarch HealthCare, a large southern California Independent Practice Association (IPA).

Craig M. Walker, M.D. has served as a director of the Company since December 2004. He is a practicing interventional cardiologist. Dr. Walker is the Founder, President, and Medical Director of the Cardiovascular Institute of the South, a position he has held since August 1983; Medical Director of the CIS Cardiovascular Fellowship Training Program; Associate Clinical Professor of Medicine Tulane University School of Medicine; and Medical Director of the Cardiac Catheterization Laboratory at Terrebonne General Medical Center.

EXECUTIVE OFFICERS

The current executive officers of the Company, their positions with the Company and their ages as of March 31, 2009 are as follows:

Name	Age	Office

Emile J. Geisenheimer	61	President and Chief Executive Officer
Guy A. Childs	43	Vice President, Chief Financial Officer
Jonathan W. (Will) McGuire	46	Chief Operating Officer
Jason D. Hein	40	Vice President and General Manager, Lead Management
Shahriar (Shar) Matin	34	Vice President, International
Michael J. Voss	46	Vice President and General Manager, Vascular Interventions
Roger Wertheimer	50	Vice President, General Counsel & Secretary, Vice President, Human Resources

Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Geisenheimer is set forth under the heading “BUSINESS EXPERIENCE OF DIRECTORS.”

Guy A. Childs has served as our Vice President, Chief Financial Officer since January 2003. In May 2002, Mr. Childs was appointed Acting Chief Financial Officer, a position he also held from May 1999 to December 1999. Since joining us in September 1991, Mr. Childs has held various accounting and financial management positions, the most recent being Director of Finance, which he held from January 2000 to May 2002. Prior to joining us, Mr. Childs worked for the public accounting firm of Deloitte & Touche, LLP serving as a senior accountant on various audit engagements in the financial services, healthcare and manufacturing industries.

Jonathan W. (Will) McGuire has served as our Chief Operating Officer since October 2005. Prior to joining us, Mr. McGuire held key positions over a seven-year period at Guidant Corporation, now owned by Boston Scientific Corporation, most recently as General Manager of the Latin America division from March 2003 to August 2005. Prior to that, he held several marketing positions within Guidant’s Vascular Intervention Group, including General Manager — Puerto Rico and U.S.V.I. from March 2003 to March 2004, Director of U.S. Marketing from March

2002 to March 2003, Director of Global Marketing from May 2001 to March 2002 and Manager of Global Stent Marketing from April 1999 to May 2001.

Jason D. Hein has served as Vice President and General Manager, Lead Management since June 2008. Prior to that, he served as our General Manager, Lead Management from January 2007 to June 2008, and Director of Lead Management Marketing from July 2006 to January 2007. Prior to joining Spectranetics, Mr. Hein spent seven years in Guidant’s Cardiac Rhythm Management (CRM) division, now owned by Boston Scientific. He was a manager in both sales and marketing, and he held various positions in sales, new product planning, and clinical studies. Mr. Hein also received several achievement and commendation medals for his work for the U.S. Navy’s ballistic missile submarines from 1992 to 1999. Mr. Hein received an MBA from the University of Nebraska.

Shahriar (Shar) Matin has served as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V. since April 2007. In March 2008, Mr. Matin was promoted to Vice President, International, and his current responsibilities were expanded to include all commercial activities outside the United States, which currently includes Japan, Asia, Australia, Puerto Rico and Latin America. From 2006 to March 2007, he held the position of Business Unit Director — Cardiac Rhythm Management for Guidant Corporation, now owned by Boston Scientific Corporation, in China. During 2005 and 2006, he was the General Manager — Southeast Asia and Pakistan for Guidant Corporation. From 1997 to 2004, Mr. Matin held clinical sales, project management, and manufacturing engineering positions at Guidant Corporation, which included assignments in the United States, Japan and Ireland.

Michael J. Voss has served as Vice President and General Manager, Vascular Interventions since July 2008. Prior to joining Spectranetics, he was the Global Vice President of Marketing for Bard Access Systems at CR Bard from May 2005 to June 2008. His responsibilities at Bard Access Systems included strategic planning, brand building, sales promotions and pricing for a division with annual revenues in excess of $500 million. Prior to CR Bard, he was at Cordis, a Johnson & Johnson company, from May 2001 to May 2005, in several positions including division sales manager and director of marketing for coronary stents. Mr. Voss started his medical device career at Boston Scientific Corporation where he served in a variety of roles including global marketing manager, product manager, business unit manager, and manufacturing manager. He also served six years in the United States Army, where he earned the rank of Captain. Mr. Voss received an MBA from the Kellogg School of Management of Northwestern University.

Roger Wertheimer has served as Vice President, General Counsel & Secretary, Human Resources since March 2008. Prior to joining Spectranetics, Mr. Wertheimer served as Vice President, General Counsel and Secretary for Independent Energy Partners, an energy technology development and licensing company, a position he held from January 2005 to March 2008. From March 2003 to January 2005, Mr. Wertheimer established a private law practice serving various corporate and individual clients regarding corporate, employment and other areas of law. From March 1995 to March 2003, he served as Vice President, General Counsel & Secretary for Mail-Well (now Cenveo), a publicly-held international manufacturing conglomerate.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Objectives

For all named executive officers, or NEOs, compensation is intended to be primarily performance-based. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the officers’ incentive to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be directly related to Company’s performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance. Consistent with our performance-based philosophy, the Company provides compensation to our executive officers that includes a significant cash incentive-based component, in addition to base salary.

Determination of Compensation

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to the Company’s executive officers. Compensation for our executive officers, including the named executive officers, is generally determined annually in March. The compensation of executive officers was benchmarked to a compensation survey of similarly sized companies in the health care industry. The Compensation Committee evaluated the following in determining the amount of executive compensation relative to the market:

•	Competitive practices and the amounts and nature of compensation paid to executive officers of similarly sized companies in the health care industry; the proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles; and the job responsibilities of the executive positions included in the compensation survey.

•	To aid the Compensation Committee in making its determination, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself.

•	For the compensation of the CEO, the Compensation Committee reviewed benchmark data for CEOs of similarly sized companies in the health care industry.

The Company sets base salary structures and annual incentive targets that approximate the median of a peer group of similarly sized companies in the health care industry. This approach ensures that our compensation cost structures will allow us to remain competitive in our markets. An important component of setting and structuring compensation for the Company’s executive officers is determining the compensation packages offered by the leading healthcare companies in order for the Company to offer competitive compensation within that group of companies. In 2008, the Compensation Committee utilized a market survey prepared by an independent source of the compensation practices of a peer group of similarly sized health care companies in the United States to assess our competitiveness. The companies included in this peer group are the following:

Abbott	Datascope	Musculoskeletal Transplant Foundation
Adeza Biomedical	DJ Orthopedics	Newport Medical Instruments
Advanced Medical Optics	Draeger Medical	NxStage Medical
Alfa Wassermann	Edwards Lifesciences	Omron Healthcare
Align Technology	Endocare	PARI Respiratory Equipment
American Medical Systems	Enpath Medical	Precision Dynamics
Applied Imaging	ev3	Quidel
Arrow International	Exactech	Respironics
Aspect Medical Systems	FoxHollow Technologies	Roche Diagnostics
Baxa	Gambro	Sakura Finetek USA
Bionicare Medical Technologies	Hill-Rom	Spacelabs Medical
Bio-Rad	Hologic	St. Jude Medical
Biosite	Hutchinson Technology	Stryker
C. R. Bard	Intuitive Surgical	SurModics
Cholestech	Johnson & Johnson	Terumo Cardiovascular Systems
Computerized Medical Systems	Karl Storz Endoscopy America	Thoratec
Conceptus	Kinetic Concepts	Toshiba America Medical Systems
Conor Medsystems	Kyphon	Vascular Solutions
Corgenix Medical	Lipid Sciences	VIASYS Healthcare
Cutera	Medela	World Heart
Cyberkinetics Neurotechnology Systems	MEDRAD	ZOLL Medical
Cytyc	Mentor

For 2008, we targeted the aggregate value of our total compensation at approximately the median level for our peer group for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our peer group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company.

In 2008, the Compensation Committee engaged Towers Perrin, a human resources consulting firm, to act as the Committee’s consultant on executive and director compensation matters. With regard to executive compensation, Towers Perrin provided general advice regarding the reasonableness of our compensation levels in comparison with those of other similarly situated companies and on the appropriateness of our compensation program structure in supporting our business objectives. In addition, Towers Perrin worked with the Committee to develop a detailed recommendation regarding the cash and equity compensation for the Company’s Chief Executive Officer, who was hired by the Company in October 2008.

In setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies referenced in the market survey. To determine that level of compensation, the Company annually reviews the market survey and will consider actual salary amounts provided in peer group proxy statements. Our annual review indicates that we are providing annual cash compensation based on the median of the companies participating in the survey we reviewed, and the Company believes the design of base and incentive annual cash compensation appropriately provides market compensation to the Company’s executive officers.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the peer group reflected in the market survey. In setting base salaries for the Company’s executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys of similarly sized companies within the healthcare industry. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and approved by the Compensation Committee. As part of the evaluation, the Committee also solicits feedback from other Board members. In setting base salaries each year, the Compensation Committee solicits from the CEO his evaluation of each executive officer. The CEO conducts an annual performance review of each of the Company’s executive officers in which he assesses the individual performance of each such executive and proposes base salaries for each. Base salaries for executive officers are then determined on the basis of their level of responsibility, experience and individual performance. For 2008, the Compensation Committee set base salaries for each of the named executive officers in conformance with the above-referenced process. Under the terms of his employment agreement, Mr. Geisenheimer’s annual base salary is subject to review by the Compensation Committee on an annual basis commencing no later than October 21, 2009.

In January 2009, upon the recommendation of the CEO and after reviewing market data of base compensation of chief financial officers at similarly sized companies within the healthcare industry and determining his salary was below the median of the peer group, the Compensation Committee increased the base salary of Mr. Childs for 2009 from $215,000 to $250,000. In March 2009, given the challenging economic conditions at the Company and around the world, the Compensation Committee ratified management’s recommendation that there be no merit increases for the Company’s employees from 2008 base salary levels, including our named executive officers, pending further review by the Compensation Committee of company and market conditions.

Performance-Based Compensation

The Company structures its compensation programs to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and executive’s performance in a number of areas.

During 2008, the annual bonus program consists of an annual cash component with threshold, target, above target and maximum payouts based on the achievement of certain performance targets approved by the Compensation Committee at the beginning of each year, which are generally based on the Company’s budget and financial estimates published by the investment community. The threshold, target, above target and maximum payouts for the Chief Executive Officer and the Chief Operating Officer are 25%, 50% and 75% and 100%, respectively, of base salary. The threshold, target, above target and maximum payouts for the Chief Financial Officer are 15%, 30%, 45% and 60% of base salary. In 2008, the criteria for evaluating the performance of the Company and executive officers includes total revenue and operating income, which in total represent a 75% weighting of the annual cash bonus.. The remaining 25% weighting of the annual cash bonus is tied to performance against several pre-established qualitative objectives approved by the Compensation Committee, generally consisting of technology, product development, new product introductions, clinical research, marketing, operational and business development objectives.

The Vice President, International, is eligible for a targeted payout of 40%, 60% and 80%, respectively, of base salary. The payout is weighted 75% for performance against financial targets, including revenue and net income, and 25% for performance against qualitative objectives, which were based on geographic expansion, clinical research milestones, new product introductions and physician training.

The Vice President, General Manager of Lead Management is eligible for a targeted payout of $130,000, which is weighted 70% for performance against pre-established revenue objectives and 30% for performance against pre-established expense management objectives. Payouts may be less than or greater than the targeted payout. In general, 50% of the targeted payout is earned for performance at 90% of the pre-established objective; 100% of the targeted payout is earned for performance at 100% of the pre-established objective; and 150% of the targeted payout is earned for performance at or above 105% of the pre-established objective.

In January 2009, upon the recommendation of the CEO and after reviewing market data of bonus compensation of chief financial officers at similarly sized companies within the healthcare industry and in consideration of target bonus levels for the Company’s other named executive officers, the Compensation Committee increased the target bonus payout for Mr. Childs from 30% to 40% of base salary for 2009. The threshold, target, above target and maximum payout levels for all other named executive officers in 2009 are the same as those for 2008.

In March 2009, the Compensation Committee determined that the Company’s financial performance for 2008 was between the threshold payout level and the target payout level with regard to quantitative objectives for Messrs. Geisenheimer, McGuire and Childs. Messrs. Matin’s and Hein’s goals were based on the performance of SPNC International and Lead Management, respectively, and the Compensation Committee determined the quantitative objectives represented performance above target and below maximum for each of them. For the qualitative goals, the Chief Executive Officer submitted a report of achievements against the qualitative goals and 100% of the eligible payout was approved by the Compensation Committee for each of the named executive officers. All awards were paid in cash. In aggregate, the bonus payments for 2008 to the named executive officers totaled $459,997, or 43% of the distributed bonus pool.

Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

Long-Term Performance-Based Equity Incentive Program

As discussed above, the Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth. The Company generally grants stock options to executive officers at the commencement of their employment. The number of stock options granted to an executive officer upon commencement of employment is based on several factors, including the executive’s responsibilities, experience and the value of the stock option at the time of grant. Additional grants other than the initial grant may be made following a significant change in job responsibility or in recognition of a significant achievement. The Company does not currently have an annual performance-based equity plan. The Compensation Committee may consider adopting such a plan in the future.

On November 21, 2008 in connection with his commencement of employment as CEO, the Company granted to Mr. Geisenheimer three options to purchase an aggregate of 800,000 shares of Company common stock as follows: (i) 250,000 options vesting in equal monthly installments over three years; (ii) 150,000 options vesting in equal monthly installments over three years, conditioned on stockholder approval of the Plan Amendment; and (iii) 400,000 options (the “Performance Vesting Options”) vesting upon the attainment of a stock price of $9.00 per share for a period of ten consecutive trading days, provided that if such stock price is achieved prior to October 21, 2011, such Performance Vesting Options will vest as if they had been subject to monthly time vesting over a three year period commencing October 21, 2008. The options described in (ii) and (iii) above (the “Conditional Options”) are conditioned on stockholder approval of the Plan Amendment (“Amendment Approval”), and are not exercisable by Mr. Geisenheimer prior to the Amendment Approval. If the Amendment Approval is not obtained, the Conditional Options will automatically be cancelled and become null and void. The options in (i), and, if the Amendment Approval is obtained, the options in (ii), will become fully vested and immediately exercisable in the event of a change in control of the Company. If the Amendment Approval is obtained, the Performance Vesting Options will become fully vested if the per-share stock price paid to stockholders upon consummation of a change in control occurring prior to the second anniversary of the grant date equals or exceeds $9.00 per share. If a change in control occurs after the second anniversary of the grant date, the Performance Vesting Options will become fully vested irrespective of stock price. The options have a term of 10 years from the date of grant.

On December 8, 2008, stock options totaling 997,000 shares of common stock were granted to a broad base of our employees, including managers, directors, officers and certain key employees, primarily within our field sales organization. Of this total, stock options totaling 331,000 shares of common stock were granted to executive officers. All of these stock options are performance-based and have similar terms as the Performance Vesting Options granted to Mr. Geisenheimer and described above. Of the 997,000 stock options granted, stock options totaling 644,250 shares of common stock, including all of the stock options granted to executive officers, are conditioned on Amendment Approval, and are not exercisable by anyone prior to such approval. If the Amendment Approval is not obtained, these conditional options will automatically be cancelled and become null and void.

The circumstances that gave rise to the hiring of Mr. Geisenheimer and the need for a broad-based stock option grant to retain our key employees were unforeseen due primarily to a substantial decline in our stock price following the commencement of the previously announced federal investigation by the Food and Drug Administration and Immigrations and Customs Enforcement on September 4, 2008. As a result, the Company did not have sufficient shares authorized under the 2006 Incentive Award plan to accommodate these stock option grants. Therefore, these shares were issued contingent on shareholder approval and we are requesting shareholder approval of the Plan Amendment, which, among other things, authorizes an increase of 1.4 million shares reserved for issuance under this plan.

Severance and Change in Control Agreements

We currently do not provide contractual severance benefits to any executive officer other than Mr. Geisenheimer, as described below. The Company has historically entered into severance agreements with executive officers upon termination and may consider entering into severance or change in control agreements in the future depending on the circumstances at the time.

Pursuant to the terms of an employment agreement between the Company and Mr. Geisenheimer, in the event of Mr. Geisenheimer’s termination for any reason, Mr. Geisenheimer will be entitled to receive (i) any accrued and unpaid base salary and the value of any accrued and unused vacation (both, as through the date of termination), (ii) any accrued and unpaid bonuses for any fiscal year of the Company ended prior to the date of termination and (iii) any unreimbursed business expenses incurred by Mr. Geisenheimer prior to the date of termination. In the event the Company terminates Mr. Geisenheimer’s employment without cause or Mr. Geisenheimer terminates his employment for good reason, then, in addition to the foregoing, Mr. Geisenheimer will be entitled to receive a single lump sum payment equal to 100% of his then annual base salary. In such circumstances Mr. Geisenheimer also is entitled to accelerated vesting of any portion of his then unvested time-based options at the time of such termination and, in the event that such termination occurs after the 2nd anniversary of the date of grant, accelerated vesting of any portion of his then unvested performance-based options. “Good reason” generally means a material diminution in authority, responsibilities or base compensation.

The Company’s equity plans provide that all unvested stock options vest in the event of a change in control of the Company if the successor corporation does not assume the option or restricted stock or substitute an equivalent right for the option or restricted stock. Under the 2006 Incentive Award Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, then no such acceleration shall apply. Under the 1997 Equity Participation Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, 50% of the unvested option outstanding immediately prior to the change of control accelerates and becomes fully vested. In addition, under the 1997 Equity Participation Plan, in the event of a constructive termination of an employee within one year of a change in control of the Company, any unvested stock option accelerates and becomes fully vested.

Other Elements of Compensation and Perquisites

Medical Insurance.  Except as described below with respect to Mr. Geisenheimer, the Company provides to each NEO, the NEO’s spouse and children health, dental and optical insurance, subject to certain contributions from the NEO towards the costs of medical insurance. NEOs are eligible to participate in these plans on the same basis as the company’s other employees. Pursuant to Mr. Geisenheimer’s employment agreement, the Company has agreed to reimburse Mr. Geisenheimer for the cost of health insurance premiums, in an amount not to exceed $23,000 annually, for coverage under a plan not maintained by the Company, provided that Mr. Geisenheimer is not participating in any health plan sponsored by the Company.

Executive Officer Perquisites.  Pursuant to Mr. Geisenheimer’s employment agreement, the Company provides Mr. Geisenheimer with a combined monthly housing and automobile allowance of $5,000. We do not otherwise provide our executive officers with any meaningful perquisites.

Other Compensation Policies

Stock Ownership Policy.  During 2008, the Company enhanced its stock ownership policy for members of its Board of Directors to also include Company officers. Under the policy, each director is required to own Spectranetics stock with a value equal to at least three times his or her annual cash retainer; the chief executive officer is required to own Spectranetics stock with a value equal to at least three times his annual salary; and each officer of the Company, except the chief executive officer, is required to own Spectranetics stock with a value equal to at least his or her annual salary. A transition period of 36 to 48 months for the director and officer stock ownership policies, respectively, has been established to allow individual directors and officers sufficient time to comply with the policy.

Timing of Stock Option Grants.  It has been our long-standing practice to set the exercise price for stock options at the closing trading price for our Common Stock on the date of grant. The Compensation Committee has the sole authority to make stock option grants to all employees, including executive officers. The Compensation Committee meets monthly based on a schedule established at the beginning of the year and the grant date is established based on the date of Compensation Committee approval at these monthly meetings.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our NEOs during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers which is not fully deductible if it determines that such compensation is consistent with its philosophy and is in our and our stockholders’ best interests.

Internal Revenue Code Section 409A.  The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Internal

Revenue Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Accounting.  Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of awards under our 2006 Incentive Award Plan are accounted for under FAS 123(R). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

The following Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Compensation Committee members:1

Mr. Martin Hart, Chairman
Mr. David G. Blackburn

1 Anne Melissa Dowling and William C. Jennings were appointed to the Compensation Committee in March 2009 and did not sign the Compensation Committee Report as they were not members of the committee during fiscal 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our named executive officers for all services rendered in all capacities to us for the years ended December 31, 2008, 2007 and 2006. The named executive officers are our Chief Executive Officer (including our former Chief Executive Officer, John Schulte), Chief Financial Officer and the three other most highly compensated executive officers ranked by their total compensation in the table below.

				Non-Equity
Name and Principal				Incentive Plan	All Other
Position	Year	Salary	Option Awards (1)	Compensation (2)	Compensation (3)	Total

Emile J. Geisenheimer,	2008	$84,615	$14,521	$36,108	$12,500	$147,744
President and Chief
Executive Officer (4)
John G. Schulte,	2008	$344,770	$—	$—	$44,144	$388,914
President and Chief	2007	384,231	36,268	172,850	9,750	603,099
Executive Officer (5)	2006	355,192	272,877	242,034	16,913	887,016
Guy A. Childs,	2008	$211,154	$—	$47,891	$9,813	$268,858
Vice President and Chief	2007	191,154	8,205	51,005	8,133	258,497
Financial Officer	2006	170,384	58,679	70,593	1,704	301,360
Jonathan W. McGuire,	2008	$256,154	$408,526	$96,525	$1,162	$762,367
Chief Operating Officer	2007	234,231	364,334	106,369	115,011	819,945
	2006	208,077	407,399	141,187	5,782	762,445
Shahriar Matin,	2008	$180,192	$152,139	$133,940	$153,107	$619,378
Vice President, International (6)	2007	120,000	93,236	54,000	116,650	383,886
Jason D. Hein,	2008	$163,974	$130,221	$145,533	$1,136	$440,864
Vice President and General Manager, Lead Management (7)

(1)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown are the amounts of compensation cost recognized by us in 2008, 2007 and 2006 related to the grants of stock options in 2008, 2007 and 2006 and prior years, as described in Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). For a discussion of valuation assumptions, see Note 9 — Stock-Based Compensation and Employee Benefit Plans to our 2008 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(2)	Represents cash bonuses paid to each of our named executive officers under our 2008, 2007 and 2006 Incentive Compensation Plans, except for Mr. Hein who was paid a bonus for performance against revenue targets established at the beginning of the year and outlined in the 2008 Compensation Plan — Vice President and General Manager, Lead Management. For a description of the 2008, 2007 and 2006 Incentive Compensation Plans and the 2008 Compensation Plan — Vice President and General Manager, Lead Management, see the “Compensation Discussion & Analysis.” The amounts disclosed represent the actual bonuses earned for 2008, 2007 and 2006 performance which were paid in March 2009, March 2008 and March 2007, respectively. Additional explanation of the non-equity incentive plan compensation amounts paid can be found under the caption, “Compensation Discussion and Analysis — Performance-Based Compensation” earlier in this Proxy Statement.

(3)	It is not the practice of the Company to provide its executive officers with any meaningful perquisites. Spectranetics has, however, on occasion paid directly or reimbursed relocation expenses for one or more executive officers, which may include the movement of household goods, temporary housing, costs associated with the sale of a personal residence and income taxes associated with these costs. The amounts shown consist of our incremental cost for the provision to the named executive officers of perquisites and other specified compensation elements during 2008:

2008

		Housing, Car &	Vacation
Named Executive Officer	401(k) Match (a)	Relocation	Payout (b)	Taxes	Total

Emile J. Geisenheimer (c)	$—	$12,500	$—	$—	$12,500
John G. Schulte	894	—	43,250	—	44,144
Guy A. Childs	1,563	—	8,250	—	9,813
Jonathan W. McGuire	1,162	—	—	—	1,162
Shahriar Matin (d)	1,893	120,442	—	30,772	153,107
Jason D. Hein	—	1,136	—	—	1,136

(a)	Our 401(k) matching contributions and vacation payouts are provided to our executive officers on the same basis as that provided to all other U.S. employees.

(b)	Amount represents vacation earned but not taken, pursuant to Company policy that allows employees to a payout related to vacation earned, but not taken. The payout can only be made to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours. Mr. Schulte’s vacation payout in 2008 included $35,750 related to vacation accrued at the time of his resignation.

(c)	Pursuant to an employment agreement between the Company and Mr. Geisenheimer, the Company provides Mr. Geisenheimer with a combined monthly housing and automobile allowance of $5,000.

(d)	See footnote 6 below.

(4)	On October 22, 2008, our Board of Directors appointed Mr. Geisenheimer, the Board Chairman, to the additional roles of President and Chief Executive Officer. Mr. Geisenheimer’s appointment followed the resignation of Mr. Schulte as President and Chief Executive Officer and as a director. The amounts shown represent compensation earned by Mr. Geisenheimer as Chief Executive Officer since his appointment in October 2008. Compensation paid to Mr. Geisenheimer for his service as a director prior to his appointment as Chief Executive Officer is included in the Director Compensation table on page 29. Since Mr. Geisenheimer’s appointment as President and Chief Executive Officer, he no longer receives additional compensation for his service as a director.

(5)	Mr. Schulte resigned as President and Chief Executive Officer and as a director on October 21, 2008. Upon his resignation, he had options to purchase 720,000 shares of the Company’s common stock which were fully vested and which expire one year after his resignation, on October 21, 2009. Mr. Schulte also served on the Board; however, Mr. Schulte did not receive additional compensation for his service as a director.

(6)	Mr. Matin has served as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V. since April 2007. In March 2008, Mr. Matin was promoted to Vice President, International, and his current responsibilities were expanded to include all commercial activities outside the United States, which currently includes Japan, Asia, Australia, Puerto Rico and Latin America. In 2008, Mr. Matin’s other compensation included an expatriate cost of living adjustment, a housing and car allowance, and amounts paid for Dutch income taxes called for by the terms of a written agreement between Mr. Matin and the Company. In 2007, Mr. Matin’s other compensation included $777 of 401(k) match; $108,096 of expatriate cost of living adjustment, relocation expenses and a housing and car allowance; and $7,777 paid for Dutch income taxes. Under the terms of Mr. Matin’s written agreement, the Company pays all income and social taxes owed on behalf of Mr. Matin in The Netherlands. Also, the Company will pay the amount by which Mr. Matin’s aggregate income and social security taxes in the United States exceed the income and social security taxes that he would otherwise pay if he were based in the United States. The Company withholds taxes from Mr. Matin’s salary that are based on his historical U.S. tax returns as calculated by a global tax accountant and once his U.S. tax returns are completed, such withheld amounts will be reconciled to actual taxes due.

(7)	Mr. Hein has served as Vice President and General Manager, Lead Management since June 2008. The compensation shown includes all compensation earned during 2008. Since Mr. Hein was not an executive officer in 2006 or 2007, we have not shown his compensation earned in those years.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2008. Equity awards are generally reserved for newly hired employees, promotions and retention-based programs.

						All Other Option		Grant Date
			Estimated Future Payouts Under			Awards: Number	Exercise or	Fair Value
			Non-Equity Incentive Plan Awards			of Securities	Base Price of	of Stock and
		Grant	Threshold	Target	Maximum	Underlying	Option Awards	Option
Name	Plan	Date	$	$	$	Options	($/Sh)	Awards (6)

Emile J. Geisenheimer	(1)	—	24,315	48,630	97,260	—	—	—
	(2)	11/21/08	—	—	—	250,000	$2.49	$397,500
	(3)	11/21/08	—	—	—	550,000	2.49	—
John G. Schulte	(1)	—	105,000	210,000	420,000	—	—	—
Guy A. Childs	(1)	—	29,250	58,500	87,750	—	—	—
	(4)	12/08/08	—	—	—	60,000	2.74	—
Jonathan W. McGuire	(1)	—	65,000	130,000	260,000	—	—	—
	(4)	12/08/08	—	—	—	73,000	2.74	—
Shahriar Matin	(2)		74,000	111,000	148,000	—	—	—
	(4)	12/08/08	—	—	—	55,000	2.74	—
	(5)	06/17/08	—	—	—	25,000	10.51	133,030
Jason D. Hein	(1)	—	65,000	130,000	187,000	—	—	—
	(4)	12/08/08	—	—	—	55,000	2.74	—
	(5)	06/17/08	—	—	—	25,000	10.51	133,030

(1)	The amounts shown represent potential value of performance bonus awards under our 2008 Incentive Compensation Plan for each of our named executive officers. For 2008, the Compensation Committee approved, at the recommendation of the Chief Executive Officer, an incentive bonus plan tied to the Company’s attainment of specific performance objectives for which threshold, target and maximum levels were established, referred to in this proxy statement as the “2008 Incentive Compensation Plan”. The actual cash bonus paid to each of the named executive officers for 2008 is set forth in the Summary Compensation Table. Please also see “Compensation Discussion and Analysis” for more details regarding the 2008 Incentive Compensation Plan.

(2)	Pursuant to the terms of Mr. Geisenheimer’s Employment Agreement, an option to purchase 250,000 shares of the Company’s common stock was granted on November 21, 2008 at an exercise price of $2.49 per share, the closing sale price of the Company’s common stock on November 21, 2008. The options vest and become exercisable in equal monthly installments over three years beginning on October 21, 2008 and will become fully vested and immediately exercisable in the event of a change in control of the Company. The options have a term of 10 years from the date of grant.

(3)	Pursuant to the terms of Mr. Geisenheimer’s Employment Agreement, options to purchase a total of 550,000 shares of the Company’s common stock were granted on November 21, 2008, at an exercise price of $2.49 per share, the closing sale price of the Company’s common stock on November 21, 2008, as follows: (i) 150,000 options to vest in equal monthly installments over three-years, subject to Amendment Approval; and (ii) 400,000 options to vest upon achieving a stock value of $9.00 per share for a period of ten consecutive trading days, provided, however, that if such stock value is achieved prior to October 21, 2011, the options in (ii) shall vest pro rata at such time and in such amount as if they had been subject to vest in equal monthly installments over a three year period commencing October 21, 2008, with the remaining portion of such option grant to vest over the remaining period, all as subject to Amendment Approval. The options in (i) and (ii) above are not exercisable by anyone prior to Amendment Approval, and if Amendment Approval is not obtained, such options in (i) and (ii) will automatically be cancelled and become null and void. If Amendment Approval is obtained, the options in (i) commence vesting on October 21, 2008, and will become fully vested and immediately exercisable in the event of a change in control of the Company. If Amendment Approval is obtained, the options in (ii) will become fully vested if the per-share stock price paid to stockholders upon consummation of the change in control equals or exceeds $9.00 per share, provided that such performance-vesting options will become fully vested upon a change in control that occurs after the 2nd anniversary of the date of grant irrespective of stock price. The options have a term of 10 years from the date of grant. Because of the requirement for Amendment Approval, the options in (i) and (ii) are not deemed to be granted for accounting purposes and no compensation cost has been or will be recognized prior to Amendment Approval. If Amendment Approval is obtained, the grant date fair value of these options will be calculated as of the date of Amendment Approval, and compensation cost associated with these options will be amortized over their remaining vesting period.

(4)	As part of the enhancements to the Company’s employee retention program, on December 8, 2008, Spectranetics granted a total of 997,000 performance-based stock options to all levels of management and certain key employees. These options have an exercise price of $2.74, the closing sale price of the Company’s common stock on December 8, 2008, and will vest upon the achievement of a $9 share price, based on a 10-day average closing price of Spectranetics common stock. If the $9 share price is achieved within four years of the grant date, the stock options will vest pro-rata over that four-year period. These grants to executive officers are subject to Amendment Approval. Because of the requirement for Amendment Approval, these options are not deemed to be granted for accounting purposes and no compensation cost has been or will be recognized prior to Amendment Approval. If Amendment Approval is obtained, the grant date fair value of these options will be calculated as of the date of Amendment Approval, and compensation cost associated with these options will be amortized over their remaining vesting period.

(5)	Pursuant to the terms of the 2006 Incentive Award Plan. The options vest over a four-year period and become exercisable 25% on the first anniversary of the grant date and 6.25% each quarter thereafter.

(6)	The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under SFAS 123R. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model for (i) Mr. Geisenheimer’s option grant: market price of stock, $2.49; exercise price of option, $2.49; expected stock volatility, 71.9%; risk-free interest rate, 1.55% (based on the 5-year treasury bond rate); expected life, 5.99 years; and dividend yield, 0%, and (ii) Mr. Matin’s and Mr. Hein’s option grants: market price of stock, $10.51; exercise price of option, $10.51; expected stock volatility, 49%; risk-free interest rate, 3.34% (based on the 5-year treasury bond rate); expected life, 5.96 years; and dividend yield, 0%. As noted in footnotes (3) and (4) above, the options granted subject to Amendment Approval have not been deemed granted for accounting purposes and as such, no grant date fair value has been calculated and no compensation cost has been recognized for them. If Amendment Approval is obtained, the grant date fair value of these options will be calculated as of the date of Amendment Approval, and compensation cost associated with these options will be amortized over their remaining vesting period.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2008:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Emile J. Geisenheimer	75,000	—	$2.47	06/12/11	(1)
	45,000	—	5.01	06/14/14	(1)
	15,000	30,000	9.90	06/12/17	(2)
	6,944	243,056	2.49	11/21/18	(3)
	—	550,000	2.49	11/21/18	(4)
John G. Schulte	75,000	—	3.59	08/02/09	(5)
	45,000	—	1.60	10/21/09	(5)
	600,000	—	2.63	10/21/09	(6)
Guy A. Childs	15,000	—	3.03	02/11/09	(5)
	15,000	—	3.06	07/12/09	(5)
	7,000	—	2.66	06/07/09	(5)
	9,500	—	3.94	01/12/10	(5)
	4,375	—	1.56	10/30/10	(5)
	70,000	—	2.07	06/20/12	(5)
	100,000	—	2.63	02/24/13	(7)
	—	60,000	2.74	12/08/18	(8)
Jonathan W. McGuire	168,750	56,250	7.81	10/12/15	(5)
	—	73,000	2.74	12/08/18	(8)
Shahriar Matin	18,750	31,250	10.90	04/17/17	(9)
	—	25,000	10.51	06/17/18	(9)
	—	55,000	2.74	12/08/18	(8)
Jason D. Hein	14,062	10,938	10.86	07/11/16	(9)
	6,562	8,438	10.88	01/11/17	(9)
	—	25,000	10.51	06/17/18	(9)
	—	55,000	2.74	12/08/18	(8)

(1)	Stock options granted to Mr. Geisenheimer in 2001 and 2004 as compensation for his services as a director, pursuant to the terms of the 1997 Equity Participation Plan, terminated in 2006 following adoption by our stockholders of the 2006 Incentive Award Plan. Options have a vesting period of three years with 33.3% vesting on the first anniversary of the grant date with 33.3% vesting each calendar year thereafter.

(2)	Stock options granted to Mr. Geisenheimer in 2007 as compensation for his services as a director, pursuant to the terms of the 2006 Incentive Award Plan. Options have a vesting period of three years with 33.3% vesting on the first anniversary of the grant date with 33.3% vesting each calendar year thereafter.

(3)	For a description of the terms of this award, see footnote (2) on page 23.

(4)	For a description of the terms of this award, see footnote (3) on page 23.

(5)	Granted pursuant to the terms of the 1997 Equity Participation Plan. Options have a vesting period of four years with 25% vesting on the first anniversary of the grant date with 6.25% vesting each calendar quarter thereafter. Mr. Schulte’s options were fully vested as of his resignation date of October 21, 2008.

(6)	Granted pursuant to the terms of the 1997 Equity Participation Plan. Includes an option to purchase 200,000 shares of common stock with standard four-year vesting; a performance-based option to purchase 150,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 250,000 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date. As of March 31, 2009, the market value trigger has been met and the options are fully vested. These options expire on October 21, 2009, one year after Mr. Schulte’s resignation date.

(7)	Granted pursuant to the terms of the 1997 Equity Participation Plan. Includes an option to purchase 33,334 shares of common stock with standard four-year vesting; a performance-based option to purchase 33,333 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 33,333 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date. As of March 31, 2009, the market value trigger has been met and the options are fully vested.

(8)	For a description of the terms of these awards, see footnote (4) on page 24.

(9)	Pursuant to the terms of the 2006 Incentive Award Plan. Options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2008.

Option Awards
	Number of Securities	Value Realized
Name	Acquired on Exercise	on Exercise (1)

Emile J. Geisenheimer	125,000	$419,406
John G. Schulte	—	—
Guy A. Childs	8,000	47,720
Jonathan W. McGuire	—	—
Shahriar Matin	—	—
Jason D. Hein	—	—

(1)	Represents the difference between the market price of a share of common stock on the date of exercise, less the exercise price per share so exercised, multiplied by the number of shares acquired upon exercise. Mr. Geisenheimer and Mr. Childs continue to hold all of the 125,000 and 8,000 shares acquired, respectively, upon exercise of the stock options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

We currently do not provide contractual severance benefits to any executive officer other than Mr. Geisenheimer, as described below. The Company has not historically entered into severance or change in control agreements with its executive officers providing for a cash payment in the event of the executive’s termination, whether such termination is voluntary, for cause or otherwise. The Company believes that equity-based compensation motivates its executive officers to increase the market value of its stock and sufficiently aligns its executives’ interests with those of the Company and its stockholders. The Company may consider entering into severance or change in control agreements in the future depending on the circumstances at the time.

On November 21, 2008, the Company and Mr. Geisenheimer entered into an employment agreement, effective as of October 21, 2008 (the “Geisenheimer Agreement”). The Geisenheimer Agreement provides that Mr. Geisenheimer will be paid an annual base salary of $500,000, subject to further increases by the Board of Directors, and will be entitled to earn an annual cash bonus equal to 50% of Mr. Geisenheimer’s then annual base salary at target performance, based upon the achievement of annual quantitative and qualitative performance objectives set by the Compensation Committee at the beginning of each year. Mr. Geisenheimer’s bonus for 2008 will be prorated for the period from October 21 to December 31, 2008. Pursuant to the Geisenheimer Agreement, the Company has agreed to reimburse Mr. Geisenheimer for the cost of health insurance premiums in an amount not to exceed $23,000 annually, for coverage under a plan not maintained by the Company provided that Mr. Geisenheimer is not participating in any health plan sponsored by the Company. Also pursuant to the Geisenheimer Agreement, the Company provides Mr. Geisenheimer with a combined monthly housing and automobile allowance of $5,000. The Geisenheimer Agreement provides that Mr. Geisenheimer has an initial employment term expiring October 21, 2011, and contains a provision that automatically extends the term for an additional one year unless either party provides notice to the other of its intent not to extend the term at least 60 days prior to the expiration of the then current term.

Under the terms of the Geisenheimer Agreement, in the event of Mr. Geisenheimer’s termination for any reason, Mr. Geisenheimer will be entitled to receive (i) any accrued and unpaid base salary and the value of any accrued and unused vacation (both, as through the date of termination), (ii) any accrued and unpaid bonuses for any fiscal year of the Company ended prior to the date of termination, and (iii) any unreimbursed business expenses incurred by Mr. Geisenheimer prior to the date of termination. In the event the Company terminates Mr. Geisenheimer’s employment without cause or Mr. Geisenheimer terminates his employment for good reason, then, in addition to the foregoing, Mr. Geisenheimer will be entitled to receive a single lump sum payment equal to 100% of his then annual base salary.

The Geisenheimer Agreement also provides for the grant of an aggregate of 800,000 stock options to Mr. Geisenheimer in connection with his commencement of employment as CEO, as described above. Under the terms of the options, if the Company terminates Mr. Geisenheimer’s employment without cause or Mr. Geisenheimer terminates his employment for good reason, he is entitled to accelerated vesting of any portion of his then unvested time-based options at the time of such termination and, in the event that such termination occurs after the 2nd anniversary of the date of grant, accelerated vesting of any portion of his then unvested Performance Vesting Options. These terms were the result of an arms length negotiation and are reflected in Mr. Geisenheimer’s employment agreement.

John Schulte, the former Chief Executive Officer of the Company, resigned from his position as CEO effective October 21, 2008. Pursuant to the terms of a letter agreement between the Company and Mr. Schulte, Mr. Schulte was entitled to receive one year’s base salary continuation plus medical benefits for one year in the event he was terminated without cause. In the event of a change of control of the Company approved by the Board that would have resulted in a material change in Mr. Schulte’s job responsibilities, Mr. Schulte was entitled to one year’s base salary continuation plus one year’s bonus and medical benefits. Mr. Schulte was not entitled to and did not receive any severance payments under his letter agreement in connection with his resignation.

The Company’s equity plans provide that all unvested stock options vest in the event of a change in control of the Company if the successor corporation does not assume the option or restricted stock or substitute an equivalent right for the option or restricted stock. Under the 2006 Incentive Award Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, then no such acceleration shall apply. Under the 1997 Equity Participation Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, 50% of the unvested option outstanding immediately prior to the change of control shall accelerate and become fully vested. In addition, under the 1997 Equity Participation Plan, in the event of a constructive termination of an employee within one year of a change in control of the Company, any unvested stock option shall accelerate and become fully vested. In keeping with the Company’s belief that its employees are directly responsible for the market value of its Common Stock, the Company believes it is appropriate to reward its employees with the full value of their equity awards in the event of a change in control of the Company.

Set forth below is the year-end value of unvested stock options for the named executive officers that would vest upon a change in control of the Company, assuming the change in control occurred on the last business day of 2008 and the price per share of the Company’s Common Stock is the closing price as of that date. Also included in the table are the benefits payable to Mr. Geisenheimer under the terms of his employment agreement, assuming the triggering event occurred on the last business day of 2008. Mr. Schulte resigned effective October 21, 2008 and was not entitled to and did not receive any payments upon his termination. As a result, he is excluded from the table below.

Potential Payments on Termination or Change-in-Control

			Value of
			Unvested	Lump Sum
Name	Triggering Event	Bonus	Options	Salary (1)

Emile J. Geisenheimer	Termination without cause	$—	$—	$500,000
	Termination for good reason (2)	—	—	500,000
	Change in control vesting	—	29,167	—
Guy A. Childs	Change in control vesting (3)	—	—	—
Jonathan W. McGuire	Change in control vesting (3)	—	—	—
Shahriar Matin	Change in control vesting (3)	—	—	—
Jason D. Hein	Change in control vesting (3)	—	—	—

(1)	In the case of a termination without cause or for good reason, represents Mr. Geisenheimer’s annual base salary as of December 31, 2008.

(2)	Good reason is generally defined in Mr. Geisenheimer’s employment agreement as a material diminution in authority, duties, responsibilities or base salary.

(3)	The value of unvested options is zero because in each case, the exercise price of all outstanding unvested options held by the named executive officer exceeded the closing price per share of the Company’s common stock on December 31, 2008.

DIRECTOR COMPENSATION

General.  Effective in December 2007, the Board of Directors approved a compensation program for our non-employee directors based on the report of an independent compensation consultant, which included equity and cash compensation data for more than fifteen peer companies of similar size in the medical device and diagnostics industry. Details of the revised compensation program are provided below.

Revised Equity Compensation.  Non-employee directors are eligible to participate in the Company’s 2006 Incentive Award Plan (the “2006 Incentive Award Plan”), which was approved by stockholders on June 6, 2006. In December 2007, the Board of Directors suspended the formula stock option grant provisions in the 2006 Incentive Award Plan. In April 2008, the Board of Directors approved an amendment to the 2006 Incentive Award Plan to provide for an annual grant to non-employee directors of 5,000 shares of restricted stock. Subject to the director’s continued service, the restricted shares will vest in full on the first anniversary of the grant date. The annual grants will be made on the date of each Annual Meeting and, for each director, will commence on the date of the first Annual Meeting after all stock options previously granted to such director are fully vested. Newly appointed directors will receive an initial grant of 10,000 shares of restricted stock to be followed by an annual restricted stock grant of 5,000 shares at the second Annual Meeting of Stockholders following his or her appointment.

Board Fees.  Cash compensation consists of an annual retainer, which is payable quarterly, and a per meeting fee. All non-employee Board members receive an annual retainer of $20,000. Prior to his appointment as President and Chief Executive Officer of the Company, our Chairman of the Board received an annual retainer of $45,000 for fiscal 2008. Board meeting fees of $500, $1,000 and $1,500 will be paid for special, telephonic and in-person meetings of the Board of Directors.

Committee Fees.  An annual retainer of $7,500, $5,000 and $2,500 will be paid to the chairmen of the Audit, Compensation and Nominating and Corporate Governance committees. Each member of the Audit and Compensation committee will receive an annual retainer of $3,000. No annual retainer is paid to members of the Nominating and Corporate Governance committee. Per meeting fees for each committee meeting are $500 and $1,000 for full-agenda telephonic and in-person meetings, respectively. Single agenda meetings, such as the monthly Compensation Committee meeting to review and approve pending stock option grants are paid at $250 per meeting.

Committee members of an adhoc committee, such as Technology or Strategy receive $500 per meeting for telephonic meetings and $1,000 for an in-person meeting, unless the in-person meeting is a full day meeting which is payable at $2,500 per meeting.

Further, the revised program requires a minimum of one day of continuing education for each director per year and the director is paid $1,500 per day or $2,500 per day, depending on whether the meeting is in connection with a Board meeting.

Board members are also reimbursed for expenses associated with their attendance at Board meetings and committee meetings.

The table below summarizes the compensation received by our directors for the year ended December 31, 2008.

	Fees Earned	Restricted
	or Paid in	Stock	Option	All Other
Director	Cash	Awards (1)	Awards (2)	Compensation (3)		Total

David G. Blackburn	$46,750	$—	$119,815	$—		$166,565
Anne Melissa Dowling	—	—	—	—		—
R. John Fletcher	43,750	28,111	13,777	—		85,638
Emile J. Geisenheimer (4)	67,250	—	93,592	—		160,842
Martin T. Hart	42,500	—	157,419	—		199,919
William C. Jennings	—	—	—	—		—
Joseph M. Ruggio, M.D.	30,500	—	150,271	46,214	(5)	226,985
Craig M. Walker, M.D.	23,500	28,111	—	116,500	(5)	168,111

(1)	The amounts shown are the amounts of compensation cost recognized by us in fiscal 2008 related to awards of restricted stock in 2008. Pursuant to the Company’s 2006 Incentive Award Plan, 5,000 shares of restricted stock were awarded to each Mr. Fletcher and Mr. Walker at the June 2008 Annual Meeting of Stockholders. These awards vest on the one-year anniversary of the grant date. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

(2)	The amounts shown are the amounts of compensation cost recognized by us in fiscal 2008 related to grants of stock options in fiscal 2008 and in prior fiscal years, as described in SFAS 123R. For a discussion of valuation assumptions, see Note 9 — Stock-Based Compensation and Employee Benefit Plans to our 2008 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2008. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

		Restricted	Number of Shares		2008
	Grant	Stock	of Stock	Exercise	Fiscal Year	Grant Date
Director	Date	Awards	Underlying Options	Price	Compensation Cost	Fair Value

David G. Blackburn	12/08/06		45,000	$11.50	$119,815	$478,278
R. John Fletcher	03/07/05		45,000	5.31	13,777	225,360
	06/18/08	5,000	—	—	28,111	52,350
Emile J. Geisenheimer	06/12/07		45,000	9.90	93,592	280,265
Martin T. Hart	12/09/05		45,000	12.01	157,419	501,543
Joseph M. Ruggio, M.D.	02/03/06		45,000	10.79	150,271	449,991
Craig M. Walker, M.D.	06/18/08	5,000	—	—	28,111	52,350

(3)	Directors are reimbursed for travel and other customary business expenses, in accordance with the same policies that apply to all Spectranetics employees. No perquisites are provided to non-employee directors.

(4)	Mr. Geisenheimer was compensated for his service as a board member during 2008 until his appointment as Chief Executive Officer on October 21, 2008. The amounts shown represent only compensation related to his service as a board member and compensation related to stock options granted while he was a director. Information regarding the compensation awarded to him as our Chief Executive Officer is included in the Summary Compensation Table on page 21 of this Proxy Statement.

(5)	Dr. Walker received compensation of $116,500 during 2008 for his training of physicians in the use and application of Spectranetics excimer laser technology pursuant to a consulting agreement dated March 24, 2006 and renewed on June 21, 2007. Dr. Ruggio earned royalties of $46,214 during 2008 on a patent we purchased from him in 2007.

The table below shows the aggregate number of vested and unvested option awards outstanding for each director as of December 31, 2008.

	Restricted	Aggregate
Director	Stock Awards	Option Awards

David G. Blackburn	—	75,590
R. John Fletcher	5,000	120,000
Emile J. Geisenheimer (1)	—	965,000
Martin T. Hart	—	45,000
Joseph M. Ruggio, M.D.	—	198,846
Craig M. Walker, M.D.	5,000	15,000

(1)	Includes 800,000 stock options granted on November 21, 2008 when Mr. Geisenheimer was appointed Chief Executive Officer.

Employee Directors

Mr. Geisenheimer was compensated for his service as a board member during 2008 until his appointment as Chief Executive Officer on October 21, 2008. Information regarding the compensation awarded to him as our Chief Executive Officer is included in the Summary Compensation Table on page 21 of this Proxy Statement.

AUDIT COMMITTEE REPORT1

The Audit Committee of the Company’s Board of Directors is comprised of non-employee directors as required by the listing standards of the NASDAQ National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The role of the Audit Committee is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from Ehrhardt Keefe Steiner & Hottman PC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with the independent accountant their independence from the Company. The Audit Committee has determined that the audit-related services provided in 2008 by Ehrhardt Keefe Steiner & Hottman PC are compatible with maintaining the auditor’s independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee Members:2

Martin T. Hart, Chair
David G. Blackburn

1 The material in this report is not “soliciting material,” is not deemed “filed” under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
2 Anne Melissa Dowling and William C. Jennings were appointed to the Audit Committee in March 2009 and did not sign the Audit Committee Report as they were not members of the committee during fiscal 2008.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Under its charter, the Audit Committee must pre-approve all engagements of Spectranetics’ independent auditors before the independent auditor is engaged to perform any audit or permissible non-audit services, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The charter authorizes the Audit Committee to establish pre-approval policies and procedures regarding Spectranetics engagement of its independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Spectranetics management. Currently, the Audit Committee pre-approves each particular service engagement on a case-by-case basis. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), an independent registered public accounting firm, has audited the consolidated financial statements of the Company as of and for the years ended December 31, 2008, 2007, and 2006. The Audit Committee has considered whether the provision of services by EKS&H, other than their respective audits of the consolidated financial statements of the Company and their respective reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining EKS&H’s independence.

During 2008 and 2007, EKS&H provided the following services to Spectranetics:

EKS&H	2008 Fees	2007 Fees

Audit Services	$262,697	$183,089
Audit-related Services	$83,855	$13,613
Tax Services	$—	$—
All Other Services	$—	$—

Audit Services.  Fees for audit services provided by EKS&H for 2008 and 2007 include aggregate fees for professional services rendered in connection with its audit of our consolidated financial statements, the audit of our internal control over financial reporting, and the quarterly reviews of our financial statements included in Forms 10Q.

Audit-related Services.  Fees for audit-related services provided by EKS&H in 2008 are primarily related to services performed in connection with our acquisition of certain product lines from the Kensey Nash Corporation in May 2008, a review of SEC comment letters received and our Form S-8 filed in connection with the registration of shares available under our Incentive Award Plan. Fees for audit-related services in 2007 are primarily related to our Form S-8 filed in 2007.

Tax Services.  No fees were paid to EKS&H for tax services in 2008 or 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 about equity awards under the Company’s equity compensation plans:

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	5,146,129 (2)	$4.85 (2)	142,807 (3)

(1)	These plans consist of: (1) The 2006 Incentive Award Plan, (2) The 1997 Equity Plan, (3) The 1995 Director Equity Participation Plan (the “1995 Director Plan”), and (4) The Employee Stock Purchase Plan (the “ESPP Plan”). In 2008, the number of shares authorized under the ESPP Plan was exhausted and, as of December 31, 2008, the Company indefinitely suspended the ESPP Plan.

(2)	The Company is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the ESPP Plan or the weighted average exercise price of outstanding rights under the ESPP Plan. Accordingly, the number of shares listed in column (a) and the weighted average exercise price listed in column (b) apply only to options outstanding under the 2006 Incentive Award Plan, 1997 Equity Plan and the 1995 Director Plan. The ESPP Plan provided that shares of the Company’s Common Stock could be purchased at a per share price equal to 85% of the fair market value of the Common Stock at the beginning or end of the six month offering period, whichever was lower. In 2008, shares authorized under the ESPP Plan were exhausted and, in January 2009, the Company issued the final 54,734 shares for the July-December 2008 issuance. As of December 31, 2008, the Company indefinitely suspended the ESPP, and no further shares are expected to be issued under the ESPP Plan.

The number of shares listed in column (a) includes: (i) 550,000 options granted to Mr. Geisenheimer pursuant to his Employment Agreement effective October 21, 2008, and (ii) 644,250 performance-based stock options granted to all levels of management and certain key employees on December 8, 2008. These stock option grants were authorized by the Compensation Committee of the Board of Directors; however, the number of shares authorized under our 2006 Incentive Award Plan was insufficient to cover these grants and these options will only be exercisable if Amendment Approval is obtained.

(3)	The number of shares listed in column (c) excludes those shares contingent on Amendment Approval as described above in footnote (2).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it with respect to fiscal 2008, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a) other than (i) a late Form 4 related to stock options exercised by Mr. Blackburn (ii) a late Form 4 for Mr. Fletcher in connection with a restricted stock grant pursuant to the grant provisions related to Board members, and (iii) a late Form 4 associated with a stock option grant to Mr. Matin in connection with his promotion to Vice President, International.

ELECTION OF DIRECTORS
(Proposal No. 1)

The current number of members of the Board of Directors is eight. The terms of Messrs. Blackburn, Fletcher and Walker expire at this meeting. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Messrs. Blackburn, Fletcher and Walker for re-election to the Board of Directors for a three-year term which will expire at the Company’s Annual Meeting in 2012, or when their successor is duly elected and qualified.

The nominees have expressed their willingness to serve, but if because of circumstances not contemplated a nominee is not available for election, the proxy holders appointed by proxy intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each of the nominees is set forth in the section entitled “BUSINESS EXPERIENCE OF DIRECTORS.”

Vote and Recommendation

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED AS DIRECTOR.

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING MAXIMUM AUTHORIZED NUMBER OF DIRECTORS TO NINE
(Proposal No. 2)

The Company is proposing to amend and restate its Restated Certificate of Incorporation (the “Restated Certificate”) to increase the maximum authorized number of directors that may serve on the Board of Directors from eight (8) to nine (9). The text of the Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

If approved, the amendment to the Restated Certificate will be implemented by filing the Amended and Restated Certificate of Incorporation of The Spectranetics Corporation (the “Amended and Restated Certificate”) with the Secretary of State of Delaware.

Reason for and the Effects of the Amendment

Currently, eight directors serve on the Board of Directors. Article V of the Restated Certificate currently limits the size of the Board to a minimum of four and maximum of eight directors. The purpose of amending the Restated Certificate is to amend Article V in order to increase the maximum numbers of directors that may serve on the Board.

The Board of Directors believes that increasing the number of directors is advisable in order to bring increased experience and diversity of opinions to the Board. The proposed amendment would increase the maximum size of the Board to nine directors while permitting the Board to determine the size of the Board by resolution.

Vote Required

Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) permits the amendment of a corporation’s certificate of incorporation so long as the holders of at least a majority of the issued and outstanding shares entitled to vote thereon, and a majority of the issued and outstanding shares of each class entitled to vote thereon as a class, approve the action. Because there are no currently issued shares of preferred stock, only the vote of the holders of the Company’s Common Stock is required for this action.

Effective Date

The Amended and Restated Certificate will be effective upon filing pursuant to the DGCL. The Company intends to file the Amended and Restated Certificate with the Secretary of State of Delaware promptly following its approval at the 2009 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

AMENDMENT TO 2006 INCENTIVE AWARD PLAN
(Proposal No. 3)

2006 Incentive Award Plan

On November 19, 2008, the Board adopted, subject to stockholder approval, the Plan Amendment to increase the maximum number of shares of the Common Stock available for issuance or award under the 2006 Incentive Award Plan by 1,400,000 shares, and to increase the maximum number of shares that may be subject to awards granted to any individual in a calendar year by 550,000 shares. Under the terms of the 2006 Incentive Award Plan prior to the Plan Amendment, the maximum number of shares of the Common Stock that may be issued or awarded under the plan is equal to the sum of (a) 1,150,000 shares, (b) the 125,810 shares that remained available for grant under The 1997 Equity Participation Plan of The Spectranetics Corporation (the “1997 Plan”) as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. In addition, under the 2006 Incentive Award Plan prior to the Plan Amendment, the maximum number of shares that may be subject to awards granted to any individual in a calendar year is 250,000. The Plan Amendment, if approved by our stockholders, would increase the maximum number of shares of the Common Stock available for issuance or award under the 2006 Incentive Award Plan to the number equal to the sum of (a) 2,550,000 shares, (b) the 125,810 shares that remained available for grant under the 1997 Equity Plan as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. In addition, the Plan Amendment increases the maximum number of shares that may be awarded to any individual in a calendar year to 800,000 shares. The Plan Amendment also provides that awards in excess of the plan’s share limits may be made prior to stockholder approval of any amendment to the Plan increasing the share limits, provided that such awards may not vest or become exercisable (and no shares may be issued under such awards) prior to the time when the amendment is approved by the stockholders. If approval has not been obtained by the end of the twelve month period following the date of the adoption of the amendment (or such earlier date determined by the Compensation Committee), all such awards previously granted will automatically be canceled and become null and void.

The 1997 Plan was terminated following our 2006 annual meeting, except that any awards outstanding upon the termination of the 1997 Plan remained outstanding and in full force and effect in accordance with the terms of the 1997 Plan and the applicable award agreement.

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1,000,000 in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights (or “SARs” and, individually, a “SAR”), which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date.

The 2006 Incentive Award Plan has been designed to permit our Compensation Committee to grant stock options and other awards which will qualify as “qualified performance-based compensation” under Section 162(m) of the Code. However, the Plan Amendment increasing the maximum number of shares that may be subject to awards granted to any individual in a calendar year requires approval by the Company’s stockholders in order to enable our Compensation Committee to grant awards under the 2006 Incentive Award Plan, as amended, which constitute qualified performance-based compensation. Therefore, the Company’s board of directors is seeking approval of the 2006 Incentive Award Plan, as amended by the Plan Amendment, for purposes of Section 162(m) of the Code so as to permit awards under the plan to qualify as performance-based compensation under Section 162(m) of the Code should the Compensation Committee decide to grant any such qualifying awards.

On November 21, 2008 in connection with his commencement of employment as CEO, the Company granted to Mr. Geisenheimer options to purchase an aggregate of 800,000 shares of Company common stock as follows: (i) 250,000 options vesting in equal monthly installments over three years; (ii) 150,000 options vesting in equal monthly installments over three years; and (iii) 400,000 Performance Vesting Options. The options described in (ii) and (iii) above (the “Conditional Options”) exceed the Section 162(m) individual award limit of 250,000 shares set forth in the 2006 Incentive Award Plan prior to the Plan Amendment. Consequently the grant of the Conditional Options is conditioned on stockholder approval of the Plan Amendment, and the Conditional Options are not exercisable by Mr. Geisenheimer prior to such approval. If the Plan Amendment is not approved at this Annual Meeting (or by the end of the twelve month period immediately following the date on which the Board adopted the Plan Amendment, if earlier), the Conditional Options will automatically be cancelled and become null and void.

On December 8, 2008, stock options totaling 997,000 shares of common stock were granted to a broad base of our employees, including managers, directors, officers and certain key employees, primarily within our field sales organization. Of this total, stock options totaling 331,000 shares of common stock were granted to executive officers. All of these stock options are performance-based and have similar terms as the Performance Vesting Options granted to Mr. Geisenheimer. Of the 997,000 stock options granted, stock options totaling 644,250 shares of common stock, including all of the stock options granted to executive officers, are conditioned on Amendment Approval, and are not exercisable by anyone prior to the Amendment Approval. If the Amendment Approval is not obtained, these conditional options will automatically be cancelled and become null and void.

The circumstances that gave rise to the hiring of Mr. Geisenheimer and the need for a broad-based stock option grant to retain our key employees were unforeseen due primarily to a substantial decline in our stock price following the commencement of the previously announced federal investigation by the Food and Drug Administration and Immigrations and Customs Enforcement on September 4, 2008. As a result, the Company did not have sufficient shares authorized under the 2006 Incentive Award Plan to accommodate these stock option grants. Therefore, these shares were issued contingent on shareholder approval and we are requesting shareholder approval of the Plan Amendment, which, among other things, authorizes an increase of 1.4 million shares reserved for issuance under this plan.

The Plan Amendment will become effective only upon approval by our stockholders. If the Plan Amendment is not approved by our stockholders, it will not become effective and the 2006 Incentive Award Plan will continue in full force and effect in accordance with its terms without giving effect to the Plan Amendment.

The Board believes that the 2006 Incentive Award Plan promotes the success and enhances the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. As of March 31, 2009, 2,719,000 shares of the Common Stock had been issued or awarded pursuant to awards under the 2006 Incentive Award Plan, including the stock options conditioned on Amendment Approval. The Board believes that increasing the number of shares of the Common Stock authorized for issuance or award under the plan is necessary to permit the Company to continue to align the interests of participants with those of our stockholders and to provide participants with performance-based compensation.

A summary of the material features of the 2006 Incentive Award Plan, as amended as described in this proposal, is set forth below. This summary is qualified in its entirety by reference to the 2006 Incentive Award Plan, as amended, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and is publicly available at www.sec.gov. The text of the Sixth Amendment to the 2006 Incentive Award Plan is attached to this Proxy Statement as Appendix B.

Shares Available for Awards

If the Plan Amendment is approved by our stockholders, the maximum number of shares of the Common Stock that may be issued or awarded under the 2006 Incentive Award Plan will be equal to the sum of (a) 2,550,000 shares, (b) the 125,810 shares that remained available for grant under the 1997 Equity Plan as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. However, in order to reduce the stockholder transfer value cost of the 2006 Incentive Award Plan, the plan provides that this share reserve is reduced by 1.50 shares for each share delivered in settlement of a full value award (generally, any award other than a stock option or stock appreciation right). In order to satisfy the applicable regulations under the Internal Revenue Code (the “Code”) relating to incentive stock options, the 2006 Incentive Award Plan currently provides that the maximum number of shares of the Common Stock that may be delivered thereunder upon the exercise of incentive stock options is 1,150,000 shares. If approved, the Plan Amendment would increase each of the number of shares in clause (a) above and the number of shares that may be delivered upon the exercise of incentive stock options from 1,150,000 to 2,550,000.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of Common Stock subject to the award will again be available for the grant of an award pursuant to the 2006 Incentive Award Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will not be available for subsequent grant under the 2006 Incentive Award Plan. For purposes of calculating the number of shares available for issuance under the 2006 Incentive Award Plan, to the extent that a stock appreciation right is settled in Common Stock, the full number of shares subject to such stock appreciation right will be counted, regardless of the actual number of shares issued upon settlement.

Eligibility

Employees, consultants and directors of the Company are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards under the 2006 Incentive Award Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code. As of March 31, 2009, we had 437 employees and consultants worldwide and our board of directors included seven non-employee directors who were eligible to participate in the 2006 Incentive Award Plan.

Administration

The 2006 Incentive Award Plan will be administered by a committee of our board consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Compensation Committee is the administrator of the 2006 Incentive Award Plan. However, our full Board of Directors administers the plan with respect to awards granted to our non-employee directors. In addition, our board may at any time exercise any rights and duties of the Compensation Committee under the 2006 Incentive Award Plan.

The acts of a majority of any members present at any meeting of the Compensation Committee where a majority of the members of the Compensation Committee are present, or acts unanimously approved in writing by the Compensation Committee in lieu of a meeting, are deemed acts of the Compensation Committee. Any action taken by the Compensation Committee is valid and effective, whether or not members of the committee at the time of such action are later determined not to have satisfied the requirements for membership provided in the 2006 Incentive Award Plan or the committee charter.

The plan administrator has the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the plan administrator does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Awards

The 2006 Incentive Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the 2006 Incentive Award Plan may be assigned, transferred or otherwise disposed of by the grantee, except to the Company, or by will or the laws of descent and distribution. The plan administrator may, however, permit an award to be transferred without consideration to certain persons or entities related to the participant or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Code.

If the Plan Amendment is approved by our stockholders, the maximum number of shares of the Common Stock which may be subject to awards granted to any one participant during any calendar year will increase from 250,000 to 800,000. The maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $5,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options, may be granted pursuant to the 2006 Incentive Award Plan. The option exercise price of all stock options granted pursuant to the plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Common Stock unless the exercise price is at least 110% of the fair market value at the time of grant. For purposes of the 2006 Incentive Award Plan, provided that the Common Stock continues to be traded on the NASDAQ National Market or another exchange, the “fair market value” of the Common Stock on any given date is the closing price of a share as reported in the Wall Street Journal (or such other source as we may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. The closing price of a share of the Common Stock as reported on the NASDAQ National Market on April 14, 2009 was $2.74 per share.

Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess is treated as a nonqualified stock option.

The plan administrator determines the methods of payment of the exercise price of an option, including, without limitation, cash, shares of the Common Stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no participant who is a member of our Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act may be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of the Common Stock on the date of grant, such term may not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Restricted Stock to Non-Employee Directors

Effective as of April 15, 2008, our board of directors amended the 2006 Incentive Award Plan to provide that each newly elected non-employee director will automatically be granted an award of 10,000 shares of restricted stock on the date of his or her initial election (the “Initial Grant”). The Initial Grant will vest in full on the one-year anniversary of the date of grant, provided that the non-employee director continues to serve as a non-employee director through such date. In addition, each non-employee director who continues to serve as a non-employee director will automatically be granted an award of 5,000 shares of restricted stock (the “Annual Grant”) on the date of each annual meeting of stockholders, commencing as follows: (i) for each newly elected non-employee director, if the Initial Grant is made on the date of an annual meeting, the Annual Grants will commence on the date of the next annual meeting, and if the Initial Grant is not made on the date of an annual meeting, the Annual Grants will commence on the date of the second annual meeting following the Initial Grant; and (ii) for each individual who is an existing non-employee director as of April 15, 2008, the Annual Grant will commence on the date of the first annual meeting occurring on or after the date on which all options held by such non-employee director as of April 15, 2008 have fully vested.

Stock Appreciation Rights

A stock appreciation right (“SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Common Stock on the date of exercise of the SAR over the fair market value of a share of the Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Incentive Award Plan. SARs may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. The plan administrator may elect to pay SARs in cash, in the Common Stock or in a combination of cash and the Common Stock.

Other Awards Under the Plan

The 2006 Incentive Award Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of the Common Stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee, consultant or director of the Company, provided that the plan administrator, in its sole and absolute discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under

Section 162(m) of the Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code will be subject to the requirements of Section 162(m) of the Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award will be made in cash, in the Common Stock or a combination of both, as determined by the plan administrator. Any such award will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.  Awards of performance shares are denominated in a number of shares of the Common Stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.  Awards of performance stock units are denominated in unit equivalent of shares of the Common Stock and/or units of value, including dollar value of shares of the Common Stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or the Common Stock) of dividends paid on the Common Stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments.  Stock payments include payments in the form of the Common Stock or options or other rights to purchase the Common Stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.  Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. The Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the Common Stock underlying the deferred stock award has been issued.

Restricted Stock Units.  Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of the Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of the Common Stock.

Performance Bonus Awards.  Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Performance-Based Awards

The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. With respect to awards other than options and stock appreciation rights, participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes and stock-based compensation), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to comparable performance in an earlier period or as compared to results of a peer group, industry index or other companies. With regard to a particular performance period, the plan administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of the Common Stock or the share price of the Common Stock, the plan administrator will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the aggregate number and type of shares that may be issued under the 2006 Incentive Award Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the 2006 Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to any award under the plan, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control of the Company (as defined in the 2006 Incentive Award Plan) in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2006 Incentive Award Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.

Termination or Amendment

With the approval of our Board of Directors, the plan administrator may terminate, amend, or modify the 2006 Incentive Award Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options or SARs with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option or SAR beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price and no award may be granted in exchange for the cancellation or surrender of an option or SAR with a per share exercise price that is greater than the fair market value on the date of such grant or cancellation.

No award may be granted pursuant to the 2006 Incentive Award Plan after the tenth anniversary of the effective date of the plan. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the 2006 Incentive Award Plan and the applicable award agreement.

Vesting of Full Value Awards

Full value awards will vest over a period of at least three years (or, in the case of vesting based upon attainment of certain performance goals, over a period of at least one year). However, full value awards that result in the issuance of an aggregate of up to 5% to the total issuable shares under the 2006 Incentive Award Plan may be granted without any minimum vesting periods. In addition, full value awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control of the Company or other special circumstances.

Code Section 409A

To the extent that the plan administrator determines that any award granted under the 2006 Incentive Award Plan is subject to Section 409A of the Code (“Section 409A”), the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2006 Incentive Award Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Federal Income Tax Consequences

The Federal income tax consequences of the 2006 Incentive Award Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2006 Incentive Award Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Incentive Award Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

Stock Options

With respect to nonqualified stock options, the Company or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value on the date of exercise of the shares received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If the Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Restricted Stock

In general, a participant should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date or the vesting conditions are satisfied) or the shares become transferable, the participant should recognize ordinary income on the difference, if any, between the fair market value of the shares of restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date the restrictions lapsed or the shares become transferable and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2006 Incentive Award Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time the restricted stock is transferred to the recipient in an amount equal to the difference, if any, between the fair market value of the restricted stock (disregarding any restrictions which may lapse, such as vesting restrictions) on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the receipt of a stock appreciation right. However, upon exercise of a stock appreciation right, the cash or the fair market value of the shares received will be taxable to the recipient as ordinary income in the year of such exercise.

Performance Awards and Dividend Equivalents

A recipient of a performance share award, a performance stock unit award, a performance bonus award or a dividend equivalent award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the participant will generally recognize ordinary income equal to value received.

Stock Payments

A participant who receives a stock payment generally should recognize taxable ordinary income at the time of payment in an amount equal to the fair market value of the shares received.

Deferred Stock Awards

A recipient of a deferred stock award generally will not recognize taxable income upon the grant of such award. However, when a deferred stock award vests and the shares are issued to the recipient, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares on the date of issuance less the purchase price, if any, paid for such shares. If the payment of the shares is effectively deferred, the participant will generally recognize such income at the time of payment (rather than vesting), provided that the requirements of Section 409A are satisfied.

Restricted Stock Units

A recipient of a restricted stock unit award generally will not recognize taxable income upon the grant of such award. When an award is settled, whether in cash or shares of common stock, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the shares received. If the payment of the cash or shares is effectively deferred, the participant will generally recognize such income at the time of payment (rather than vesting), provided that the requirements of Section 409A are satisfied.

Code Section 409A

Certain types of awards under the 2006 Incentive Award Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2006 Incentive Award Plan and awards granted under the 2006 Incentive Award Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Code

We generally should be entitled to a federal income tax deduction at the same time and for the same amount as the participant recognizes ordinary income under Section 83 of the Code, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Section 162(m) of the Code generally places a $1 million annual limit on the amount of compensation paid to certain of the Company’s executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Incentive Award Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Incentive Award Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the participant rather than in cash.

Plan Benefits

Awards under the 2006 Incentive Award Plan are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan. However, our non-employee directors will be entitled to receive automatic formula grants of restricted stock under the plan in the amounts and on the terms described above. In addition, as described above, in November and December of 2008, we granted options to purchase an aggregate of 1,194,250 shares of our common stock to our executive officers and certain other employees which are conditioned on stockholder approval of the Plan Amendment. If the Plan Amendment is not approved at this Annual Meeting (or by the end of the twelve month period immediately following the date on which the Board adopted the Plan Amendment, if earlier), these conditional options will automatically be cancelled and become null and void. Other than with respect to the formula grants to our non-employee directors and the conditional option grants made in 2008, it is not possible to determine the future benefits that will be received by participants in the 2006 Incentive Award Plan.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to our individual named executive officers under the 2006 Incentive Award Plan. In addition, the following table provides information as of December 31, 2008 with respect to the option grants that were made in November and December of 2008 under the 2006 Incentive Award Plan that are conditioned on stockholder approval of the Plan Amendment and the formula grants of restricted stock to our non-employee directors that will be made at the Annual Meeting.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
	Dollar	Restricted	Options (1)(3)
Name	Value ($)	Stock (#)	(#)

Emile J. Geisenheimer, President and Chief Executive Officer	(2)	—	550,000
Guy A. Childs, Vice President and Chief Financial Officer	(2)	—	60,000
Jonathan W. McGuire, Chief Operating Officer	(2)	—	73,000
Shahriar Matin, Vice President, International	(2)	—	55,000
Jason D. Hein , Vice President and General Manager, Lead Management	(2)	—	55,000
All current executive officers as a group	(2)	—	881,000
All current directors who are not executive officers as a group	(2)	25,000	—
All employees who are not executive officers as a group	(2)	—	313,250

(1)	The options granted to Mr. Geisenheimer have vesting schedules as follows: (i) 150,000 options to vest in equal monthly installments over three-years; and (ii) 400,000 options to vest upon achieving the Performance Target (as defined below), provided, however, that if such Performance Target is achieved prior to October 21, 2011, the Options in (ii) shall vest pro rata at such time and in such amount as if they had been subject to vest in equal monthly installments over a three year period commencing October 21, 2008, with the remaining portion of such option grant to vest over the remaining period, all as subject to Amendment Approval.

With respect to all other options, if the Performance Target (as defined below) is achieved, the option will vest with respect to that number of shares that would have been vested as of such date had the option been vesting equally on a monthly basis over a four-year period beginning on first monthly anniversary of the vesting commencement date set forth in the applicable option agreement. After the achievement of the Performance Target, the option will continue to vest equally on a monthly basis as if the same four year vesting schedule had applied. The Performance Target is deemed to have been achieved if and when either the average of the closing trading prices of a share of Company common stock for a period of ten consecutive trading days equals or exceeds $9.00 per share, or the highest price per share of Company stock paid in a Change in Control (as defined in the 2006 Incentive Award Plan) equals or exceeds $9.00. In no event will any option be exercisable prior to stockholder approval of the Plan Amendment.

(2)	Not determinable at this time. The options granted subject to Amendment Approval have not been deemed granted for accounting purposes and as such, no grant date fair value has been calculated and no compensation cost has been recognized for them. If Amendment Approval is obtained, the grant date fair value of these options will be calculated as of the date of Amendment Approval, and compensation cost associated with these options will be amortized over their remaining vesting period.

(3)	The exercise price of the options granted was equal to the closing price of our common stock as of the grant date. For the 997,000 options granted on December 8, 2008, the exercise price was $2.74 and for the 550,000 options granted to Mr. Geisenheimer on November 21, 2008, the exercise price was $2.49.

The following table provides information as of March 31, 2009 with respect to awards granted under the 2006 Incentive Award Plan, excluding cancelled or forfeited awards, to our individual named executive officers and other groups since the adoption and approval of the 2006 Incentive Award Plan.

	Awards Granted Under 2006 Incentive Award Plan Since Inception of Plan in Fiscal Year 2006 Through March 31, 2009
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
Name and Position	Options (#)	Restricted Stock (#)

Emile J. Geisenheimer, President and Chief Executive Officer	845,000	—
Guy A. Childs, Vice President and Chief Financial Officer	60,000	—
Jonathan W. McGuire, Chief Operating Officer	73,000	—
Shahriar Matin, Vice President, International	130,000	—
Jason D. Hein, Vice President and General Manager, Lead Management	95,000	—
All current executive officers as a group	1,431,000	—
All current directors who are not executive officers as a group	—	—
David G. Blackburn, Director	—	—
Anne Melissa Dowling, Director	—	10,000
R. John Fletcher, Director	—	5,000
Martin T. Hart, Director	—	—
William C. Jennings, Director	—	10,000
Joseph M. Ruggio, M.D., Director	—	—
Craig M. Walker, M.D., Director	—	5,000
Each associate of any such director, executive officer or nominee	—	—
Each other person who received or is to receive 5% of awards granted under the 2006 Incentive Award Plan since inception of the plan	—	—
All employees who are not executive officers as a group	1,056,298	—

Vote Required

Approval of the 2006 Incentive Award Plan, as amended by the Plan Amendment, requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 INCENTIVE AWARD PLAN, AS AMENDED BY THE PLAN AMENDMENT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 4)

The Audit Committee has selected, and the Board of Directors has ratified, the firm of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), which has served as independent auditors of the Company since September 2005, to serve as the Company’s independent registered public accounting firm for fiscal year 2009. A representative of EKS&H is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of EKS&H. See “Report of the Audit Committee” earlier in this Proxy Statement for further information regarding the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SUCH APPOINTMENT.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

As permitted by the Securities and Exchange Commission’s proxy rules, the Company will deliver only one annual report and one proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company’s Corporate Secretary at 9965 Federal Drive, Colorado Springs, Colorado 80921, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company’s Chief Financial Officer as referenced above.

2008 ANNUAL REPORT TO STOCKHOLDERS

A copy of our 2008 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The 2008 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K FOR THE 2008 FISCAL YEAR

On March 16, 2009 we filed with the SEC an Annual Report on Form 10-K for the 2008 Fiscal Year. The Form 10-K has been reprinted as part of our 2008 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.spectranetics.com, or by writing to our Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the proxies will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxies will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

Under the applicable rules of the SEC, a stockholder who wishes to submit a stockholder proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2010 must submit such proposal in writing to the Secretary of the Company at the Company’s principal executive offices no later than January 5, 2010. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2010 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s By-laws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in the Company’s proxy statement) must notify the Secretary of the Company thereof in writing no earlier than 90 days prior to the meeting and no later than the later of 60 days prior to the meeting date or 10 days following the public announcement of the meeting date by the Company. Such notice must set forth certain information specified in the Company’s By-Laws, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

Emile J. Geisenheimer
Chairman of the Board,
President and Chief Executive Officer

Dated April 29, 2009

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

Appendix A

Amended and Restated Certificate of Incorporation
of
The Spectranetics Corporation

Article I

Name

The name of the corporation is The Spectranetics Corporation (hereinafter referred to as the “Corporation”).

Article II

Registered Office; Registered Agent

The address of the registered office of the Corporation in the State of Delaware is National Registered Agents, Inc., 9 East Lockerman Street, City of Dover, County of Kent, State of Delaware, and the name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

Article III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV

Capital Stock

Section 1. Stock and Classes Authorized.

The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 65,000,000 shares, 60,000,000 of which shall be of a class designated as Common Stock, with a par value of $0.001 per share (hereinafter referred to as “Common Stock”), and 5,000,000 of which shall be of a class designated as Preferred Stock, with a par value $0.001 per share (hereinafter referred to as “Preferred Stock”).

Section 2. Description of the Capital Stock.

The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of capital stock or the holders thereof are as follows:

2(A) Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Amended and Restated Certificate of Incorporation, as determined by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof. The Board of Directors shall have the authority to provide for the issuance of all or any shares of the Preferred Stock in one or more series and to fix by resolution or resolutions such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as may be desired or any required by law. The Board of Directors may, upon the consent or affirmative vote of the holders of at least 60% of the outstanding shares of the directly affected series of Preferred Stock and upon the consent or affirmative vote of the holders of a majority of any other series or class whose consent or affirmative vote is required, amend or modify the powers, designations, rights, qualifications, limitations or restrictions of such series of Preferred Stock whether contained in this Certificate of Incorporation or any amendment hereto.

2(B) Common Stock.

Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of the Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of Preferred Stock of the specific amounts, if any, which they are titled to receive as may be provided pursuant hereto.

2(C) Issuance: No Preemptive Rights.

The shares of the capital stock may be issued by the Corporation from time to time for such consideration, not less than par value, as may be fixed by the Board of Directors. No holders of shares or any class of capital stock shall be entitled to preemptive rights to subscribe for, purchase or receive any part of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

Article V

Directors

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than four directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1995 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1996 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1997 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation from time to time. Election of Directors and other matters voted upon by the stockholders need not be by written ballot except to the extent provided in the By-Laws of the Corporation.

Article VI

Director Liability/Indemnification

The Corporation shall indemnify and hold harmless, and advance expenses to, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or

2

officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentences shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

Article VII

Amendment

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whosoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

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Appendix B

SIXTH AMENDMENT TO
THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN

THIS SIXTH AMENDMENT TO THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN (this “Sixth Amendment”), dated as of November 19, 2008, is made and adopted by The Spectranetics Corporation (the “Company”), subject to approval by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares available under the Plan (other than certain adjustments under the Plan).

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1. Section 3.1(a) of the Plan is hereby amended and restated in its entirety as follows:

‘‘(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (x) 2,550,000, (y) any shares of Stock which as of the Effective Date are available for issuance under the 1997 Plan, and (z) any shares of Stock subject to awards under the 1997 Plan which terminate, expire, lapse for any reason or are settled in cash on or after the Effective Date; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.50 shares for each share of Stock delivered in settlement of any Full Value Award. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered under the Plan upon the exercise of Incentive Stock Options shall be that number of shares specified in Section 3.1(a)(x) above.”

2. Section 3.3 of the Plan is hereby amended and restated in its entirety as follows:

“3.3 Limitation on Number of Shares Subject to Awards.

Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 800,000 and the maximum amount that may be paid in cash with respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $5,000,000.”

3. The following new sentence is hereby added to the end of Section 14.1 of the Plan:

“Awards in excess of the share limits set forth in Sections 3.1(a) and/or 3.3 may be granted or awarded prior to stockholder approval of any amendment to the Plan increasing such share limits, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when such amendment is approved by the stockholders, and provided further that if such approval has not been obtained by the end of the twelve (12) month period immediately following the date of the Board’s adoption of such amendment (or such earlier date as may be determined by the Committee), all such Awards previously granted or awarded under the Plan shall thereupon automatically be canceled and become null and void.”

4. Except as set forth herein, the Plan shall remain in full force and effect.

* * * * *

I hereby certify that the foregoing Sixth Amendment was duly adopted by the Board of Directors of The Spectranetics Corporation on November 19, 2008.

Executed on this 19th day of November, 2008.

By:	/s/ Roger Wertheimer
Name: Roger Wertheimer

Title:	Secretary

* * * * *

I hereby certify that the foregoing Sixth Amendment was approved by the stockholders of The Spectranetics Corporation on          , 2009.

Executed on this   day of          , 2009.

By:
Name:

Title:	Secretary

2

THE SPECTRANETICS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 10, 2009
9:00 a.m. (MDT)
Colorado Springs Marriott Hotel
5580 Tech Center Drive
Colorado Springs, CO

THE SPECTRANETICS CORPORATION 9965 Federal Drive Colorado Springs, CO 80921	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2009.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the nominees listed under Item 1 and “FOR” the proposals in Items 2, 3 and 4 and, in the discretion of the Proxies, on any other matters which may properly come before the meeting.
By signing the proxy, you revoke all prior proxies and appoint Guy A. Childs and Roger Wertheimer, and each of them, as Proxies with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.
See reverse for voting instructions.

COMPANY #
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/spnc
Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 9, 2009.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 9, 2009.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the following Proposals.

Proposal 1. Election of directors:	01 David G. Blackburn 02 R. John Fletcher	03 Craig M. Walker, M.D.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2. Approval of Amended and Restated Certificate of Incorporation increasing the maximum authorized number of directors from eight to nine.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3. Approval of Amendment to 2006 Incentive Award Plan which, among other things, increases by 1,400,000 shares the authorized number of shares of common stock.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4. Ratification of Appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company‘s independent registered public accounting firm for fiscal 2009.	☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.